EXHIBIT 99.1

        CONFIDENTIAL PORTION MARKED [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.



                                                      SBC AGREEMENT No. 05040021





                            Master Services Agreement

                                      among

                           WilTel Communications, LLC,

                            WilTel Local Network LLC

                               SBC Services, Inc.

                                       and

                             SBC Communications Inc.
               (for certain limited purposes as set forth herein)

                                TABLE OF CONTENTS


                                                                                                                Page

RECITALS 1
ARTICLE 1. DEFINITIONS............................................................................................2
ARTICLE 2. WILTEL SERVICES.......................................................................................15
ARTICLE 3. SPECIAL PROVISIONS GOVERNING WILTEL SERVICES..........................................................17
ARTICLE 4. ORDERING AND INSTALLATION OF WILTEL SERVICES..........................................................30
ARTICLE 5. TROUBLE, MAINTENANCE AND REPAIR OF WILTEL SERVICES....................................................30
ARTICLE 6. SBC PLATFORM SERVICES.................................................................................31
ARTICLE 7. TERMINATION OF THIS AGREEMENT.........................................................................32
ARTICLE 8. PRICING AND CHARGES...................................................................................34
ARTICLE 9. SBC RESPONSIBILITIES..................................................................................37
ARTICLE 10. WILTEL RESPONSIBILITIES..............................................................................37
ARTICLE 11. INVOICE, BILLING AND PAYMENT TERMS...................................................................38
ARTICLE 12. DISPUTE RESOLUTION...................................................................................39
ARTICLE 13. DEFAULT..............................................................................................41
ARTICLE 14. WARRANTY AND DISCLAIMER OF WARRANTY..................................................................41
ARTICLE 15. LIMITATION OF LIABILITY..............................................................................43
ARTICLE 16. INDEMNIFICATION......................................................................................44
ARTICLE 17. COMPLIANCE WITH LAW..................................................................................45
ARTICLE 18. FORCE MAJEURE........................................................................................45
ARTICLE 19. CONFIDENTIAL INFORMATION.............................................................................45
ARTICLE 20. PUBLICITY............................................................................................47
ARTICLE 21. INTELLECTUAL PROPERTY RIGHTS.........................................................................47
ARTICLE 22. INSURANCE............................................................................................48
ARTICLE 23. GENERAL TERMS AND CONDITIONS.........................................................................49

I.   Appendices
     ----------
     A.   SBC Restricted Companies
     B.   QoS Bonus Performance Metrics
     C.   Platform Hardware and Software
     D.   List of Surviving Collocation Arrangements
     E.   WilTel City List
     F.   Schedule of OSS Interoperability
     G.   SBC Traffic Forecast
     H.   [***] Units Agreement

II.  Schedules
     ---------

         A. WilTel Service Supplements
            --------------------------
           1.  1+ Voice Service
           2.  Private Line Service
           3.  ATM Service
           4.  Frame Relay Service
           5.  International Voice Service
           6.  International Private Line Service
           7.  [Intentionally Deleted]
           8.  List of On-Net Services and Off-Net Services;
                List of Included Services and Excluded Services;
                Form of Certification
           9.  Local Access Service
           10. Local Transport Service
           11. Collocation Services
           12. Ancillary and Maintenance Charges
           13. [Intentionally Deleted]
           14. Pricing Methodology for Bulk Facilities
         B. SBC Service Supplement
            ----------------------
             1.  Platform Service
         C.  Ordering and Installation of WilTel Services
         D.  WilTel Network Monitoring, Maintenance & Repair

III. Exhibits
     --------

     A.   Executive Orders and Associated Federal Regulations

                            MASTER SERVICES AGREEMENT
                                      AMONG
                           WILTEL COMMUNICATIONS, LLC
                            WILTEL LOCAL NETWORK LLC
                               SBC SERVICES, INC.
                                       AND
                             SBC COMMUNICATIONS INC.
                 (FOR CERTAIN LIMITED PURPOSES SET FORTH HEREIN)

This MASTER SERVICES AGREEMENT, dated as of June 15, 2005 (the "Effective Date"), is entered into by and among:

     WilTel Communications, LLC, a Delaware limited liability company ("WilTel"), and its Affiliate, WilTel Local Network LLC ("WilTel Local Network");

     and

     SBC Services, Inc., a Delaware corporation ("SBC"), and, solely for the purposes of Articles 1 and 23 hereof, SBC Communications Inc. ("Parent").


                                    RECITALS

WHEREAS, WilTel and SBC Communications Inc. entered into a Master Alliance Agreement dated February 8, 1999, as amended (as so amended, the "MAA"), and certain other agreements pursuant thereto (the MAA, such other agreements and all ancillary agreements and related documentation are referred to herein collectively as the "Alliance Agreements"); and

WHEREAS, contemporaneous with the execution of this Agreement, the Parties have executed that certain Termination, Mutual Release and Settlement Agreement, of even date herewith (the "Termination and Release Agreement"), among SBC Communications Inc., SBC Operations, Inc., SBC Services, Inc., SBC Telecom, Inc. and SBC Long Distance, LLC (successor to SBC Long Distance, Inc. and Southwestern Bell Communications Services, Inc.), on behalf of themselves and their Affiliates, and WilTel Communications Group, LLC (f/k/a Williams Communications, Inc.) and WilTel Communications, LLC, which terminates the MAA and all other Alliance Agreements and releases all obligations thereunder, except to the extent provided otherwise in the Termination and Release Agreement, by the mutual agreement of the parties thereto; and

WHEREAS, WilTel wishes to enter into this Agreement to continue to make available existing Services and other Services relating to telecommunications services; and

WHEREAS, SBC wishes to purchase such Services from WilTel; and

WHEREAS, SBC is authorized to enter into this Agreement to provide certain Services to WilTel; and

WHEREAS, WilTel wishes to purchase such Services from SBC; and

WHEREAS, SBC wishes to continue to make such Services available to WilTel pursuant to this Agreement; and

WHEREAS, the Parties do not intend to undertake any joint venture, partnership, or other arrangement other than as purchasers and sellers of the Services identified in this Agreement; and


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
WHEREAS, the Parties agree that no public utility property belonging to SBC, including any telephone plant or property, is being sold, assigned, mortgaged, encumbered or otherwise disposed of in this Agreement;

NOW, THEREFORE, in consideration of the above premises, and of the mutual agreements contained in this Agreement, the Parties do hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1 Definitions. All terms in this Agreement shall have the definitions as commonly used in the telecommunications industry, unless otherwise defined or used herein. Initially capitalized words, terms and phrases appearing in this Agreement are set forth and defined in this Section. The Parties agree that the following definitions shall be applicable to this Agreement and shall have the meanings set forth below.

1.2 "Acceptance" shall mean SBC's acceptance of the Services ordered by SBC and provided by WilTel, as specified in Section F of Schedule C.

1.3 "Acknowledgement" shall mean the date that WilTel acknowledges receipt of a Service Order, as used in Section G.1.2(i) of Schedule C.

1.4 "Act" or "Communications Act" shall mean the Communications Act of 1934, as amended by the Telecommunications Act of 1996, codified at 47 U.S.C. ss. 151, et seq., as it may be amended in the future, including the rules, regulations and policies of the FCC.

1.5 "ACTL" shall mean "Access Customer Termination Location" - Common Language Location Identification (CLLI) code that identifies a specific network location assigned by the provider. The first eight characters represent the building location. The last three characters identify the specific equipment. Valid CLLI's are maintained and updated in the Central Location Online Entry System (CLONES) database.

1.6       "Actual Start Date" shall mean the date by which a Service by WilTel
          (a) is demonstrated to be in accordance with the general industry standards pursuant to WilTel's standard testing procedures; and (b) meets or exceeds the applicable technical Specifications.

1.7       "Additional Charges" shall have the meaning set forth in Section 11.1.

1.8 "Affiliate" shall mean as to any Person, any other Person (a) that, directly or indirectly, owns more than fifty percent (50%) of such Person or (b) of which such Person, directly or indirectly, owns more than fifty percent (50%).

1.9 "Agreement" shall mean this Master Services Agreement between SBC and WilTel, as amended, modified, supplemented, renewed or replaced from time to time and any and all Exhibits, Schedules and Appendices hereto and Orders issued hereunder.

1.10      "Alliance Agreements" shall have the meaning set forth in the first
          Recital.

1.11      "Ancillary Services" shall have the meaning set forth in Section
          2.1.E.

1.12      "ANI" shall mean automatic number identification.

1.13      "Approved Affiliate" shall have the meaning set forth in Section 4.1.


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
1.14      "AS Ratio" shall mean answer seizure ratio.

1.15 "ASR" shall mean access service request, a form used to send a service order to a telecommunications carrier.

1.16 "ATIS/OBF" shall mean "Alliance for Telecommunications Industry Solutions" and "Ordering and Billing Forum." ATIS is an industry standards body; OBF is the subcommittee of ATIS which works standards related to ordering and billing of telecommunications services.

1.17 "ATM Service" shall have the meaning set forth in Section 1.1 of Schedule A3.

1.18 "Available" or "Availability" shall mean: (a) with respect to On-Net Services, the condition in which, in WilTel's sole but reasonable discretion, WilTel has the Facilities and Capacity necessary to provide On-Net Service, and such Facilities or Capacity are not already committed to other Persons and which are accessible to SBC, directly from the WilTel Network; and (b) with respect to any Off-Net Services, the condition in which a Third Party Provider or SBC Affiliate, including any SBC Local Exchange Carrier Affiliate, makes available such Off-Net Service.

1.19      "Billing Party" shall have the meaning set forth in Section 11.1.

1.20 "Bulk Facility" shall mean a Dedicated Local Access Facility that is shared between SBC and WilTel for their respective Customers or respective internal use.

1.21 "Business Day" shall mean any Day except Saturday, Sunday and any federal holiday.

1.22 "Business Hours" shall mean the hours of 9:00 a.m. until 5:00 p.m., local time, on each Business Day.

1.23      "California Affiliates" shall have the meaning set forth in Section
          23.14.B.

1.24 "Calling Card Service" shall mean such service as described in Schedule B1.

1.25      "CAP" shall mean a competitive access provider.

1.26 "Capacity" shall mean capacity which may be provided On-Net or Off-Net for telecommunications services in DS-1, DS-3 and OC-n.

1.27      "CDR" shall have the meaning set forth in Section 1.5(a) of Schedule
          A1.

1.28 "CFA" shall mean the "Circuit Facility Assignment." "CFA" is used to indicate what physical slot or channel assignment has been assigned to a DS-1, DS-3, or OC-n Facility; specific Entrance Facility or termination point on the edge of a telecommunications carrier's network that is provided to identify where to connect Circuits.

1.29 "Change of Control of WilTel" shall mean any transaction or event or series of related transactions or events pursuant to which (i) all or substantially all of the assets of WilTel are acquired by an SBC Restricted Company, or (ii) an SBC Restricted Company owns beneficially (as such term is used in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) 50% or more of the voting or equity interests in WilTel (including by means of a tender or exchange offer, reclassification, consolidation, merger, sale or other disposition of equity interests) or (iii) an SBC Restricted Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of WilTel


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
1.30 "Chronic Outage" shall have the meaning set forth in Schedules A1, A2, A3 and A4.

1.31      "CIC" shall mean a carrier identification code.

1.32 "Circuit" shall mean a dedicated communication path with a specified bandwidth.

1.33      "CLEC" shall mean a competitive local exchange carrier.

1.34 "CNMC" shall mean "Customer Network Management Center" and is WilTel's single point of contact for installation, maintenance, repair and trouble management reporting for WilTel data and transport services.

1.35      "CO" shall mean a Local Exchange Carrier central office.

1.36      "Collocation Service" shall mean the services described in Schedule
          A11.

1.37      "Confidential Information" shall have the meaning set forth in Section
          19.2.

1.38 "Confirmed Due Date" shall mean the date on the FOC which WilTel commits to make WilTel Services available for SBC's use.

1.39 "CPNI" shall mean "Customer Proprietary Network Information," as defined in Section 222(f) of the Act and/or FCC and CPUC decisions.

1.40      "CPUC-certified" shall have the meaning set forth in Section 23.14.B.

1.41 "Customer" shall mean, with respect to a Party, such Party's customer or End User who buys services from that Party.

1.42      "DAL Circuit" shall mean a Circuit used in the provision of DAL
          Service.

1.43 "DAL Service" shall mean a Dedicated Access Line 1+Voice Transport Service, which is 1+ Voice Service provided to an end user via a Dedicated Circuit. This Dedicated Circuit connects a Customer location with a WilTel switch using a Dedicated Local Access Facility and may also use a Dedicated Facility in the WilTel Network.

1.44 "Day" shall mean calendar days, including Saturdays, Sundays and federal holidays.

1.45 "Debtor Relief Law" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

1.46 "Dedicated Circuit" shall mean a Circuit used exclusively for a specific Customer or application.

1.47 "Dedicated Local Access Facility" shall mean a Dedicated Circuit used to provide Local Access Services.

1.48 "Directory Assistance Service" shall mean such service as described in Schedule B1.

1.49      "Disclosing Party" shall have the meaning set forth in Section 19.2.

1.50      "Disconnect Order" shall have the meaning set forth in Section 3.6.B.


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
1.51 "DLR" shall mean a "Design Layout Record." "DLR" refers to the physical description of how a telecommunications service is engineered. For Local Access Services, the DLR is received from the LEC/ILEC after local access order submission, and will contain the LEC/ILEC order number, circuit ID, plant test date, due date and entrance facility CFA assignment.

1.52 "DNA" shall mean Direct Network AccessSM , a WilTel-provided web-based portal that will provide SBC with a partitioned view into the portion of the WilTel Network used by SBC through a graphic user interface.

1.53 "Documentation" shall mean all documentation, including user and system manuals and instructions and training materials in machine readable or printed form, and WilTel's written specifications. Documentation shall not include WilTel's internal operating manuals or procedures.

1.54 "DS-0 Service" shall mean a digital signal service with a data transmission speed of 56 or 64 kilobits per second ("Kbps").

1.55 "DS-1 Service" shall mean a digital signal service with a data transmission speed of 1.544 megabits per second ("Mbps").

1.56 "DS-3 Service" shall mean a digital signal service with a data transmission speed of 44.736 Mbps.

1.57      "Due Date" shall have the meaning set forth in Section 11.1.

1.58      "DVBEs" shall have the meaning set forth in Section 23.14.E.

1.59      "Effective Date" shall have the meaning set forth in the preamble.

1.60 "Emergency Maintenance" shall mean maintenance activity taking place upon less than the minimum notification period that is required to prevent or minimize service interruption risks or restore interrupted service in accordance with Schedule D.

1.61      "End User" shall mean a Person that orders service through SBC.

1.62 "Entrance Facility" or "EF" shall mean the physical Circuit between a carrier's network and ILEC serving wire center or CLEC equivalent, or the charge for such Circuit.

1.63 "EVNMC" shall mean Enhanced Voice Network Management Center, WilTel's single point of contact for installation, maintenance, repair and trouble management reporting for WilTel voice services.

1.64      "Excluded Services" shall have the meaning set forth in Section 3.1.A.

1.65 "Facilities" shall mean the equipment and physical facilities used by WilTel or any other telecommunications carrier to provide Services to SBC.

1.66      "FCC" shall mean the Federal Communications Commission.

1.67 "Feature Group D" shall mean such feature as defined in the tariff of the National Exchange Carrier Association.

1.68 "Firm Price Quote" or "FPQ" shall mean a response by WilTel to a request from SBC for WilTel to provide an all inclusive and final price for WilTel Services to be provided under this Agreement.


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
1.69      "First Purchase Period" shall have the meaning set forth in Section
          3.1.A.

1.70      "First QoS Period" shall have the meaning set forth in Section 3.2.A.

1.71 "FOC" shall mean "Firm Order Confirmation" as defined by ATIS/OBF and shown in ATIS/OBF-ASR-041. The FOC confirms an access service request has been accepted and processed by WilTel and identifies the commitment date for delivery of service.

1.72      "Force Majeure Event" shall have the meaning set forth in Section
          18.1.

1.73 "Frame Relay Service" shall have the meaning set forth in Section 1.1 of Schedule A4.

1.74      "Guaranteed Obligations" shall have the meaning set forth in Section
          23.19.

1.75 "ILEC" shall mean incumbent local exchange carrier, as that term is defined in the Communications Act.

1.76      "Included Services" shall have the meaning set forth in Section 3.1.A.

1.77 "Individual Case Basis" or "ICB" shall mean determinations involving situations where nonstandard arrangements are required to satisfy specialized needs and the nature of such Service requirements makes it difficult or impossible to establish general provisions for such circumstances. When it becomes possible to determine specific terms and conditions for such offerings, they shall be offered pursuant to such written terms and conditions as the Parties may mutually agree.

1.78 "InterLATA Service" shall mean long distance telecommunications service between local access transport areas.

1.79 "International Call" shall mean a switched voice telecommunications service, excluding data, originating in any of the fifty (50) states of the United States or Puerto Rico, and terminating in a region outside the fifty (50) states or Puerto Rico.

1.80 "International Gateways" shall mean the points of interconnection between international voice service providers and WilTel.

1.81 "International Private Line Services" shall mean the international private line services described in Schedule A6.

1.82 "International Service" shall mean the transmission and termination of International Calls to their ultimate termination point.

1.83 "International Termination Costs" shall mean Off-Net usage-based costs paid by WilTel to Third Parties which are associated with outbound International Services beyond the International Gateways for U.S. originated calls, reduced by mutually agreed upon offsets resulting from direct operating agreements, traffic swaps, or other arrangements resulting in net reductions to WilTel's costs allocable to the SBC traffic. Costs excluded from this definition are U.S. domestic access and U.S. domestic transport fees. Non-usage based costs may also be included as a component of International Termination Costs where approved by SBC.

1.84 "International Voice Services" shall mean the international voice services described in Schedule A5.


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1.85      "IP Indemnified Party" shall have the meaning set forth in Section
          21.1.A.

1.86      "IP Indemnifying Party" shall have the meaning set forth in Section
          21.1.A.

1.87      "LAN(s)" shall mean local area network(s).

1.88 "Law" shall mean any applicable federal, state, county and local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) or stock exchange rule.

1.89 "LCR Table" shall have the meaning set forth in Section 1.4(a) of Schedule A5.

1.90 "Legal or Regulatory Event" shall mean a situation where (a) either Party reasonably believes that the provision of a requested Service would violate any Law or governmental order or (b) any unforeseen event that is not caused by the Party responsible for provisioning which results in a delay in provisioning, if the Parties were unable, after consultation prior to any suspension or cancellation, to avoid the illegality or other situation which gave rise to the concerned Party's reasonable belief that the situation would violate any Law or governmental order.

1.91 "Liability" shall mean all losses, damages, expenses, costs, penalties, fines, fees, including reasonable attorneys' fees and consulting fees, arising from or incurred in connection with a claim or cause of action related to performance or omission of acts under this Agreement or any Service Order or any other agreement between the Parties.

1.92 "LOA" shall mean a "Letter Of Authorization/Agency" authorizing one Party to act as an agent for the other for ordering, provisioning, or maintaining Services.

1.93 "Local Access" shall mean the intraLATA telecommunications facilities connecting an End User, including an SBC-designated termination point, to an interexchange carrier's POP within the same LATA, including a WilTel POP.

1.94      "Local Access Provider" shall mean a Person providing Local Access.

1.95 "Local Access Service" shall mean the provision of service for the purpose of originating or terminating toll telecommunications service between the End User and an interexchange carrier's Point of Presence.

1.96 "Local Exchange Carrier" or "LEC" shall mean the local telephone company that provides exchange telephone services.

1.97 "Local Service(s)" shall mean the local transport services described in Schedule A10.

1.98      "MAA" shall have the meaning set forth in the first Recital.

1.99 "Major Outage" shall mean a single event of an Outage that generates at least ten (10) Measured Trouble Tickets, or such Outage that the Parties mutually agree as a "Major Outage."

1.100 "MAP" shall mean a metropolitan access point that extends the reach of the WilTel Network beyond a WilTel POP to various points within a metropolitan area.

1.101 "Material" shall mean any unit of equipment, apparatus, components, tools, supplies, material, Documentation, hardware, or firmware thereto, or software purchased or licensed hereunder by SBC or any of its Affiliates from WilTel and includes any of the foregoing provided or furnished by WilTel, regardless of how it was obtained.


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1.102     "MBEs/WBEs" shall have the meaning set forth in Section 23.14.B.

1.103 "Mean Time To Restore" or "MTTR" shall have the meaning set forth in Appendix B, as applicable to a particular Service.

1.104 "Measured Trouble Tickets" shall mean those tickets attributable to a WilTel Network Outage, as applicable to a particular Service.

1.105 "Migration Appointment" shall mean an appointment scheduled at a specific time and date for the purpose of migrating Service off of the WilTel Network and onto the network of another service provider.

1.106     "Migration Bonus" shall have the meaning set forth in Section 3.2.A.3.

1.107     "Migration End of Year Bonus" shall have the meaning set forth in
          Section 3.2.A.3.iii.

1.108 "Migration Monthly Bonus" shall have the meaning set forth in Section 3.2.A.3.i.

1.109 "Minimum Migration Standard" shall mean the achievement by WilTel during the relevant period of [***] Service Migration Metrics as set forth in Section C of Appendix B.

1.110 "Minimum Quality of Service Standard" shall mean the Minimum Service Assurance Standard, the Minimum Service Delivery Standard and the Minimum Migration Standard.

1.111 "Minimum Service Assurance Standard" shall mean the achievement by WilTel during the relevant period of [***] Service Assurance Metrics as set forth in Section A of Appendix B.

1.112 "Minimum Service Delivery Standard" shall mean the achievement by WilTel during the relevant period of [***] Service Delivery Metrics as set forth in Section B of Appendix B.

1.113     "Minimum Term" shall have the meaning set forth in Section 3.5.A.2.

1.114 "Monthly Recurring Charge" or "MRC" shall mean the monthly recurring charge for Services as stated in a Service Order submitted by either Party and accepted by the other.

1.115     "MOU" shall mean minutes of use.

1.116     "Net Amount" shall have the meaning set forth in Section 8.3.J.

1.117 "Network Availability" shall mean a measurement of the percent of total time that an individual two-way Transport Service is operative when measured over a calendar month.

1.118 "Network Control Center" or "NCC" shall mean WilTel's single point of contact for network surveillance and maintenance for WilTel data and transport services.

1.119 "New Off-Net Services" shall mean any Off-Net Services other than Off-Net Services that are (i) placed in service prior to the Effective Date or (ii) the subject of a Firm Price Quote by WilTel that has been accepted by SBC prior to the Effective Date.


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1.120     "NIU" shall mean the "Network Interface Unit", which is the piece of equipment that provides the demarcation point between WilTel Service and the Customer's equipment.

1.121 "Notice" or "Notify" shall mean any notice, authorization or other communication required or permitted to be provided, issued or given by a Party. Unless otherwise expressly set forth in this Agreement, or an applicable Order, all Notices shall be in writing.

1.122 "NRC" shall mean "Non-Recurring Charge(s)" or installation fee(s) and other one-time charges as stated in a Service Order submitted by one Party and accepted by the other.

1.123 "OC-n" shall mean a SONET-based point-to-point Circuit for the bi-directional optical transmission of data, video and voice. Each OC-n operates at a nominal rate of nx51.84 Mbps, where "n" is 3, 12, 48, etc. The customer interface for an OC-n Circuit is optical.

1.124 "Off-Net" shall mean a Circuit or a switched communication path that is not On-Net.

1.125 "Off-Net Service(s)" shall mean any Service provided by WilTel Off-Net, including any Local Access Services or any components of any Local Access Services.

1.126     "1+ Voice Service" shall mean the Services described in Schedule A1.

1.127 "On-Net" shall mean a Service traversing the WilTel Network both end points of which originate or terminate (a) in a city with a WilTel designated WilTel POP or WilTel MAP, or such other location where WilTel owns and operates terminal equipment, or (b) in a city where, as of February 9, 2005, there was a WilTel designated WilTel POP or WilTel MAP, or such other location where, as of February 9, 2005, WilTel owned and operated terminal equipment.

1.128     "On-Net Service(s)" shall mean any Service provided by WilTel On-Net.

1.129 "On-Net Transport Services" shall mean Transport Services and other Services provided by WilTel as On-Net Services.

1.130     "Operative" shall mean a Service that is not in an Outage.

1.131     "Operator Services" shall mean such service as described in Schedule
          B1.

1.132     "Order(s)" shall mean Service Order(s).

1.133     "OSS" shall mean operations support systems.

1.134 "Outage" shall mean (a) for any 1+ Voice Service, a Customer is unable to originate or terminate a call or (b) for any other Service using a Dedicated Circuit (e.g., Private Line, Frame Relay, ATM), a Customer's Circuit is unable to receive or transmit data for any period of time.

1.135 "Outage Time" shall mean the total time rounded to the nearest minute that a Customer's Circuit or 1+ Voice Service is in an Outage. Outage Time shall normally be measured from the time SBC reports the trouble to WilTel to the time the Circuit or the 1+ Voice Service is restored; however, for a Major Outage, WilTel shall, upon SBC's request, open a ticket for each Circuit or 1+ Voice Service and measure the start of the Outage for all Circuits or the 1+ Voice Services from WilTel's receipt of the initial trouble indication.

1.136     "Parent" shall have the meaning set forth in the preamble.


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1.137     "Party" shall mean SBC or the WilTel Parties. "Parties" shall mean SBC and the WilTel Parties collectively.

1.138 "Pass Through Basis" shall mean the reimbursement of the actual, direct costs, including any taxes, after giving effect to any credits, rebates, price reductions or other offsets arising from the provision of Services to SBC, incurred by WilTel in provisioning an Off-Net Service under this Agreement through a Third Party carrier, which for these purposes shall include any SBC Affiliate from whom WilTel purchases telecommunications services, or an allocation of such costs between SBC and WilTel shall be determined in accordance with the allocation methodologies in effect on February 9, 2005 and used in the preparation of Schedule A8, or as otherwise agreed to in writing by the Parties. The allocation methodologies used in the preparation of Schedule A8 are designed so as not to provide WilTel with any direct or indirect profit margin in the aggregate. The actual, direct or allocated cost of an Off-Net Service is not based exclusively upon tariff pricing, but rather (a) in cases in which SBC uses the entire Off-Net Service, the amount invoiced by the Third Party Provider (including an SBC Affiliate as described above) to WilTel, or (b) in the case in which SBC uses a part of the Off-Net Service, in accordance with the pricing methodology set forth in the applicable Schedules to this Agreement or as otherwise agreed to in writing by the Parties.

1.139     "Paying Party" shall have the meaning set forth in Section 11.1.

1.140 "Payphone Charges" shall mean any telephone compensation charges or other assessments attributable to origination of calls from a pay telephone to the extent SBC or its customers, or direct or indirect End Users of such customers, originate such calls.

1.141 "Permanent Virtual Circuit" or "PVC" shall mean the pre-established logical connection between two ports for information transfer for Frame Relay Service and ATM Service.

1.142 "Person" shall mean an individual, corporation, joint venture, partnership, limited liability company, business trust, joint stock company, trust, unincorporated association or any comparable business entity or any governmental entity.

1.143 "Physical Diversity" shall mean: (a) with respect to two or more separate, distinct Circuits whether protected or unprotected, that the physical paths of such Circuits be at least twenty-five (25) feet from one another, provided that the two paths may get closer than this limit without violating these requirements of physical diversity if the section of close proximity is within a POP or building containing that POP and each Circuit is independently hardened via the use of rigid conduit outside of the POP walls, and further provided that, if the two (2) or more Circuits traverse the same POP, each Circuit maps through fully separate and distinct transmission, switching, and routing equipment, such that it offers no single point of failure in the network; and (b) with respect to transmission, switching and routing equipment, that they are completely independent of one another with no shared common hardware or software components with the data or control planes. Termination of the two (2) Circuits on the same LD voice switch will not violate these physical diversity requirements if the Circuits are provisioned to separate interface frames or line shelves.

          In addition to the foregoing, Physical Diversity between two (2) or more separate and distinct Circuits shall require all of the following: (a) segregated right-of-ways or paths for conduit containing fiber cabling as described above; (b) segregated POP entrance facilities for conduit/fiber; (c) segregated fiber cabling as described above; (d) segregated transmission, switching, or routing equipment with no commonality of equipment components; and (e) fully protected power systems within a single POP.

1.144     "PIC" shall mean primary interexchange carrier.


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1.145     "Planned Maintenance" shall mean maintenance tasks consisting of events for the upkeep and/or upgrade of the network, each of which contains one or more routines. The term "routine" is synonymous with procedure, function and subroutine. Planned Maintenance shall be scheduled and planned to minimize negative impact to the Customer.

1.146 "Platform" or "Platforms" shall mean that combination of physical hardware equipment and software, except for transport, that collectively provides Platform Services.

1.147 "Platform Failure" shall have the meaning set forth in Section G.1.5 of Schedule B1.

1.148 "Platform Metrics" shall mean those Platform Service performance metrics set forth in Section G.1.5(I) of Schedule B1.

1.149 "Platform Outage" shall have the meaning set forth in Section G.1.5(H) of Schedule B1.

1.150 "Platform Services" shall mean those Services provided hereunder as of February 9, 2005 by SBC to WilTel as described in Schedule B1.

1.151     "Platform Transition Notice" shall have the meaning set forth in
          Section 6.4.

1.152     "Platform Transition Period" shall have the meaning set forth in
          Section 6.2.C.

1.153 "Point of Presence" or "POP" shall mean a point of presence as commonly understood in the telecommunications industry.

1.154 "POP-to-POP Transport Services" shall mean a Transport Service, or that portion thereof, that is provisioned between two WilTel POPs.

1.155 "Private Line Service" shall have the meaning set forth in Section 1.1 of Schedule A2.

1.156 "Provisioning Configuration" shall mean any of the two types of connections provided by WilTel described herein (On-Net or Off-Net).

1.157     "Purchase Commitment" shall have the meaning set forth in Section
          3.1.A.

1.158     "Purchase Commitment Payment" shall have the meaning set forth in
          Section 3.1.C.

1.159     "Purchase Commitment Period" shall have the meaning set forth in
          Section 3.1.A.

1.160     "Purchasing Party" shall have the meaning set forth in Section 3.6.B.

1.161     "Quality of Service Period" shall have the meaning set forth in
          Section 3.2.A.

1.162 "Quote" refers to WilTel's quotation which provides MRCs and NRCs for a specified Service, Circuit or Circuits.

1.163     "Receiving Party" shall have the meaning set forth in Section 19.3.

1.164     "Requested Asset" shall have the meaning set forth in Section 3.1.G.

1.165 "Requested Start Date" shall mean the date that SBC requests Services, as defined in Section G.1.2(i) of Schedule C.


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1.166     [***]

1.167 "SBC" shall have the meaning set forth in the preamble and, to the extent applicable, in Section 4.1.

1.168     "SBC Facilities" shall have the meaning set forth in Section 9.1.D.

1.169     "SBC ILEC" is an SBC Affiliate that is an ILEC.

1.170     "SBC Restricted Company" shall mean any Person identified on Appendix
          A.

1.171 "SCC" shall mean switching control center, and is WilTel's single point of contact for network surveillance and maintenance for WilTel voice services.

1.172     "SCP" shall mean signal control point. 166

1.173     "Second Purchase Period" shall have the meaning set forth in Section
          3.1.A.

1.174     "Second QoS Period" shall have the meaning set forth in Section 3.2.A.

1.175 "Service" or "Services" shall include any service provided by one Party to another Party under this Agreement, including Transport Services, Platform Services, Collocation Services, International Services, Ancillary Services and services pertaining to Circuits.

1.176 "Service Assurance Bonus" shall have the meaning set forth in Section 3.2.A.1.

1.177 "Service Assurance End of Year Bonus" shall have the meaning set forth in Section 3.2.A.1.iii.

1.178 "Service Assurance Metrics" shall mean the service assurance metrics set forth in Section A of Appendix B.

1.179     "Service Assurance Monthly Bonus" shall have the meaning set forth in
          Section 3.2.A.1.i.

1.180 "Service Delivery Bonus" shall have the meaning set forth in Section 3.2.A.2.

1.181 "Service Delivery End of Year Bonus" shall have the meaning set forth in Section 3.2.A.2.iii.

1.182 "Service Delivery Metrics" shall mean the service delivery metrics set forth in Section B of Appendix B.

1.183     "Service Delivery Monthly Bonus" shall have the meaning set forth in
          Section 3.2.A.2.i.

1.184 "Service Intervals" shall mean WilTel's time periods for responding to SBC's requests for Capacity as defined in Section G.1.3 of Schedule C.

1.185 "Service Metrics" shall mean the Service Assurance Metrics, Service Delivery Metrics, Service Migration Metrics, SLAs, SLOs and other service level measurements, as applicable.

1.186 "Service Migration Metrics" shall mean the service migration metrics set forth in Section C of Appendix B.

1.187 "Service Order(s)" shall mean WilTel-approved forms executed by SBC and accepted by WilTel, or electronic communications as may be delivered via an electronic interface that may be provided by WilTel for the purpose of ordering Material and Services hereunder in accordance with Schedule C. Service Orders incorporate the applicable Quote.


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1.188     "Service Volume Threshold" shall mean the applicable threshold as set forth in Appendix B or Schedule B1.

1.189 "SLA" shall mean, for any Service, Service Level Agreements as described in the Schedule(s) applicable to such Service.

1.190 "SLO" shall mean, for any Service, Service Level Objectives as described in the Schedule(s) applicable to such Service.

1.191     "SNMP" shall mean simple network management protocol.

1.192 "SONET" shall mean a synchronous optical network, which is optical transport technology, based on direct synchronous multiplexing, to allow flexible and cost effective networking. It provides an interface to nominal operating speeds from 50 Mbps to 10 Gigabits per second ("Gbps").

1.193 "SOSN" or "Start of Service Notice" shall have the meaning set forth in Section G.1.5 of Schedule C.

1.194 "Specifications" shall mean (a) WilTel's applicable specifications and descriptions, including any warranty statements, and (b) SBC's requirements, specifications, and descriptions specified in, or attached to, this Agreement or an applicable Service Order, which shall control over an inconsistency with WilTel's specifications and descriptions.

1.195 "SPOC" shall mean a "Single Point of Contact" for performance of the operational duties designated herein, including Order processing and provisioning, network monitoring, repair and maintenance, and trouble management and reporting.

1.196     "Supplying Party" shall have the meaning set forth in Section 3.6.B.

1.197     "Tariff" shall mean an applicable tariff, if any, as defined in
          Section 2.2.A.

1.198     "Term" shall have the meaning set forth in Section 7.1.

1.199 "Termination and Release Agreement" shall have the meaning set forth in the second Recital.

1.200     "Term Order" shall have the meaning set forth in Section 3.6.C.

1.201 "Third Party" shall mean a Person other than a Party or an Affiliate of a Party.

1.202 "Third Party Provider" shall mean any Third Party used by WilTel to provision any Service or Facility or portion thereof to SBC or any of its Affiliates.

1.203     "Time To Restore Service" shall mean the same as Outage Time.

1.204     "Toll Free Service" shall mean such service as described in Section
          A.1.4 of Schedule B1.

1.205 "Total Circuit Outage Time" shall mean the aggregate Outage Time in a month associated with all Circuits or 1+ Voice Services in the measured Service category (Private Line (DS-1/DS-3 or OC-n), Frame/ATM, 1+ Voice (switched or dedicated)).


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1.206     "Transition Notice" shall have the meaning set forth in Section 3.4.

1.207     "Transport Services" shall have the meaning set forth in Section
          2.1.A.

1.208 "Transport Services Schedule" shall mean any of the Schedules referred to in Section 2.1.A.

1.209 "TSP" shall mean "Telecommunications Service Priority Program" and shall provide for National Security and Emergency Preparedness (NS/EP) users priority authorization of telecommunications services that are vital to coordinating and responding to crises.

1.210     "Unavailable Seconds" shall mean Outage Time expressed in seconds.

1.211 "Universal Service Fund" or "USF" shall mean and include all of the assessment and funding mechanisms covered by the FCC's
          Telecommunications Reporting Worksheet Form 499 (or successor Worksheet). This term also includes all of the same or similar assessment and funding mechanisms administered by state and/or local governments and agencies.

1.212     "USF Recovery Fee" shall have the meaning set forth in Section 8.3.J.

1.213     "WAN" shall mean wide area network.

1.214     "WATS" shall mean wide area terminating service.

1.215 "Wholesale Services Agreement" shall mean that certain Wholesale Services Agreement, dated effective as of December 19, 2003, as amended, between WilTel and SBC.

1.216     "WilTel" shall have the meaning set forth in the preamble.

1.217 "WilTel Local Network" shall have the meaning set forth in the preamble.

1.218 "WilTel Network" shall mean (a) the fiber owned or leased by WilTel and (b) the fiber optic digital telecommunications transmission system, switching infrastructure, network management systems, operational support systems, and customer network management systems owned and operated by WilTel.

1.219     "WilTel Parties" shall mean WilTel and WilTel Local Network.

1.220     "WilTel POP" shall mean a POP that is part of the WilTel Network.

1.221 "WilTel Services" shall mean those Services provided hereunder by either of the WilTel Parties to SBC.

1.222 "Work" shall mean all Material and Services, collectively, that WilTel is supplying pursuant to Service Orders placed under this Agreement.

1.223     "Year End Invoices" shall have the meaning set forth in Section 3.1.E.

1.224 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder," and words of similar import, refer to this Agreement (including the Exhibits,


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          Schedules and Appendices) in its entirety and not to any part hereof, unless the context shall otherwise require. All numbers expressed as a decimal or a percentage shall have its correlative meaning, as applicable. All references herein to Articles, Sections, Exhibits, Appendices and Schedules shall be deemed references to Articles and Sections of, and Exhibits, Appendices and Schedules to this Agreement, unless the context shall otherwise require and are part of this Agreement and incorporated herein by reference. Unless the context shall otherwise require, any references to any other agreement or other instrument, statute or regulation are references to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations).

                           ARTICLE 2. WILTEL SERVICES

2.1 Services Provided by WilTel. WilTel will provide the following Services to SBC on the terms and subject to the conditions, including prices, set forth in this Agreement, including the applicable Schedules, and pursuant to the Specifications and service levels described in the applicable Schedules. Subject to the provisions of this Agreement, WilTel shall be obligated to provide the WilTel Services only to the extent Ordered by SBC pursuant to Article 4 hereof.

          A. Transport Services. WilTel will provide the following transport services under Schedules A1 through A6 listed below (collectively, the "Transport Services").

                1. 1+ Voice Service (Schedule A1)
                2. Private Line Service (Schedule A2)
                3. ATM Service (Schedule A3)
                4. Frame Relay Service (Schedule A4)
                5. International Voice Service (Schedule A5)
                6. International Private Line Service (Schedule A6)

          B. Local Services. WilTel will continue to provide the Local Services that it provides as of the Effective Date on the terms and conditions, including prices, as set forth in Schedule A10. WilTel shall have no obligation to provide any additional or new Local Services to SBC after the Effective Date; however, if WilTel chooses to provide any such additional or new Local Services to SBC, the pricing for such additional or new Local Services shall be mutually agreed by the Parties and otherwise governed by this Agreement.

          C. Off-Net Services. WilTel will continue to provide the Off-Net Services that it provides to SBC on the Effective Date on the terms and conditions set forth in this Agreement. During the First Purchase Period, WilTel, if requested by SBC, will provide SBC any and all New Off-Net Services as may be requested by SBC as governed by this Agreement. Except as provided above, and except pursuant to Section 2.1.A.5, WilTel shall have no obligation to provide any New Off-Net Services to SBC after the end of the First Purchase Period; however, if WilTel chooses to provide any such New Off-Net Services to SBC, such New Off-Net Services shall be governed by this Agreement. The prices for Off-Net Services shall be as set forth in Section 8.1.B and 8.1.D. WilTel shall use commercially reasonable efforts to obtain Services that are consistent with SBC's requirements and to obtain all Services on the most favorable terms to SBC that are then available to WilTel.

          D. Collocation Services. WilTel will provide Collocation Service on the terms and conditions and at the locations set forth in Schedule A11 and Appendix D. SBC shall complete a mutually agreed upon Collocation Service Order for each Collocation Service.

          E. Ancillary and Maintenance Services. WilTel will provide other services, including maintenance, on the terms and conditions set forth in Schedule A12 ("Ancillary Services") and subject to
               Section 8.1.B.


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2.2       Tariffs.

          A. Intrastate Service will be provided pursuant to tariff ("Tariff") only where required. In such event, an interstate adjustment may be applied based on intrastate usage, as mutually agreed by the Parties. The interstate adjustment for a given month shall not exceed interstate billing for such month.

          B. SBC shall pay all applicable Tariff charges including, but not limited to, fixed charges, feature charges, access facility charges, and installation and other non-recurring charges. Additionally, SBC will pay, in accordance with applicable Tariffs, any taxes, levies, surcharges, or other costs that WilTel is obligated to pay to any governmental entity or other Third Party (including SBC ILECs), provided that (i) such obligation is imposed by Law, and (ii) such obligation arises out of the use of Services provided under this Agreement.

          C. In the event WilTel withdraws its filed Tariffs, the Tariff terms and conditions in effect on the date of such withdrawal will continue to apply to this Agreement. After withdrawal of the applicable Tariffs, the terms of this Agreement will control over any inconsistent provision in the former Tariffs, except to the extent otherwise legally required. Tariffs not withdrawn shall continue to have the same force and effect.

2.3       General Provisions.
          ------------------

          A. Non-Interference. SBC shall not use nor permit others to use any Services in a manner that could interfere with services provided by WilTel to others or that could harm the facilities of WilTel or others.

          B. Operations Support Systems. WilTel will provide the OSS provided in Schedule C and Schedule D to manage, operate, and maintain the telecommunications facilities and associated services contemplated by this Agreement.

          C. Availability. Except as otherwise expressly set forth in this Agreement, all Services are subject to Availability.

          D. Physical Diversity. WilTel will provide On-Net Physical Diversity for the On-Net Transport Services where requested by SBC, if provision of On-Net Physical Diversity is feasible. If SBC requests On-Net Physical Diversity for a Transport Service, WilTel will promptly provide SBC a reasonably detailed statement of the price which WilTel, at its sole discretion, proposes to charge SBC to provide such On-Net Physical Diversity. If SBC agrees to the price proposed by WilTel, WilTel shall provide such On-Net Physical Diversity.

          E. Backhaul. With respect to any On-Net Transport Service which requires equipment not available in a particular WilTel POP, WilTel will provide backhaul transport from the POP where the required equipment is not available to the nearest WilTel POP containing the required equipment [***]. Service beyond the POP with the required equipment is subject to the regular rates and charges otherwise set forth herein.

          F. Specifications for Transport Services. WilTel's On-Net Transport Services shall meet the technical Specifications and service levels set forth in the applicable Schedules. WilTel shall comply with the current technical publication for the End-User Services in effect as of the time of issuance of Firm Price Quote or ASR/Service Order. WilTel will use reasonable efforts to comply with any amendments to such technical publications issued after the Firm Price Quote or ASR/Service Order is issued provided that, if such compliance would increase WilTel's cost to provide the On-Net Transport Services provided pursuant to this Agreement, WilTel shall not be required to so comply absent an agreed upon increase in the charges for such On-Net Transport Services.


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          G.   Preferred Provider. WilTel is hereby designated a preferred provider to SBC for diversity interexchange Services and other interexchange Services not provided on SBC's network (including, after its acquisition of AT&T, AT&T's network) during the Term of this Agreement; provided, however, that notwithstanding the foregoing, SBC shall have no obligation pursuant to this Section 2.3.G. to purchase any particular Service from WilTel, nor shall WilTel at any time have any claim of any nature against SBC pursuant to this Section 2.3.G.

          H. Certain Service Interruptions. For the purpose of the Service Assurance Metrics and the SLAs in Schedules A1 through A6, WilTel shall not be responsible for Service interruptions that are (a) caused by the negligence or willful misconduct of SBC, its Affiliates or SBC's Customer or others authorized to use the Services by SBC; (b) caused by the failure of Off-Net Services not provisioned by WilTel as part of a 1+ Voice Service; (c) caused by Planned Maintenance where SBC was previously notified of such Planned Maintenance in accordance with Section C of Schedule D, if and only to the extent that the interruption was within the prearranged time for the Planned Maintenance; or (d) the result of a Force Majeure Event or a Legal or Regulatory Event.

          I. Past Practices. With respect to operational detail and data collection, measurement and reporting, except as otherwise expressly set forth in this Agreement, the Parties intend to implement this Agreement consistent with the Parties' past practices.

          J. Service Level Objectives. The Parties agree that the failure to meet any specific SLO set forth in Schedules A1 through A6 shall not be deemed in and of itself to be a default under this Agreement.

            ARTICLE 3. SPECIAL PROVISIONS GOVERNING WILTEL SERVICES

3.1       Service Purchase Commitment.
          ---------------------------

          A.   Purchase Commitment Provisions.

               1.   Purchase Commitment. Subject to the credits provided in
                    Section 3.1.A, Section 3.1.B, Section 3.1.F and Section 3.1.G, SBC and its Affiliates shall purchase from WilTel and pay in accordance with this Section 3.1 for at least (i) $600,000,000 of Included Services during the period beginning January 1, 2005 and ending December 31, 2007 (such period, the "First Purchase Period") and (ii) $75,000,000 of Included Services during the period beginning January 1, 2008 and ending December 31, 2009 (such period, the "Second Purchase Period") (collectively, the "Purchase Commitment").

               2. Included Services. "Included Services" shall mean (a) all Services provided by WilTel to SBC under this Agreement that are not Excluded Services (as hereinafter defined); (b) all services provided by WilTel to SBC under the Wholesale Services Agreement that are not Excluded Services; and (c) with respect to the portion of the First Purchase Period that is prior to the Effective Date, all services purchased by SBC and its Affiliates pursuant to any Alliance Agreement that (i) with respect to the period from January 1, 2005 through and including April 30, 2005, are set forth on Schedule A8 as "Included Services" or (ii) with respect to the period from May 1, 2005 through and including the Effective Date, are not Excluded Services. In addition, after the consummation of any business combination involving WilTel with another carrier, "Included Services" shall include all Off-Net Services provided to SBC by WilTel through such other carrier. Notwithstanding the immediately preceding sentence, in no event shall Included Services include any services other than Included Services purchased from WilTel under this Agreement and Included Services shall exclude any services purchased directly by SBC under any agreement with another carrier with whom WilTel may combine.


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                    Schedule A8 sets forth all Included Services and all
                    Excluded Services purchased by SBC and its Affiliates from WilTel during the period from January 1, 2005 through and including April 30, 2005 in accordance with the terms of this Agreement. The Parties agree that the aggregate amount of Included Services purchased by SBC and its Affiliates during the period from January 1, 2005 through and including April 30, 2005 is $98,819,657, and that $91,572,946 of such amount has been paid to WilTel on or prior to the Effective Date and the Purchase Commitment for the First Purchase Period is hereby reduced by such $91,572,946 previously paid to WilTel.

               3. Excluded Services. "Excluded Services" under this Agreement and the Wholesale Services Agreement shall mean those Services provided by WilTel to SBC on a Pass Through Basis in compliance with this Agreement and such other Services purchased by SBC from WilTel for which the entire amount paid to WilTel by SBC was paid by WilTel to a Third Party or an SBC Affiliate consistent with the allocation methodology in effect on February 9, 2005 and used in the preparation of Schedule A8, or as otherwise agreed to in writing by the Parties. To the extent that a Service provided hereunder consists of both Included Services and Excluded Services components (i.e., an Off-Net Service provided on a Pass Through Basis with a mark-up or profit margin to WilTel) consistent with Schedule A8 or as otherwise agreed to in writing by the Parties, the amount of the Pass Through Basis component invoiced for such Service shall be deemed an Excluded Service and the amount of the mark-up or profit margin retained by WilTel and invoiced as such for such Service shall be deemed an Included Service. For the avoidance of any doubt, no payment in respect of Excluded Services shall count toward the Purchase Commitment.

               4. Certification. Each month during the Term until the Purchase Commitment is fully utilized, WilTel shall deliver a certificate signed by its senior finance officer (as of the Effective Date, WilTel's Senior Vice President of Finance) certifying that, to such officer's knowledge after diligent inquiry, the calculation of Included Services and Excluded Services set forth in the monthly accounting required to be delivered in accordance with Section 3.1.D (x) is true and correct, (y) has been done in accordance with the terms of this Agreement and the methodologies for pricing services in effect as of February 9, 2005 or as otherwise mutually agreed by the Parties in writing and (z) that the amount reflected as Excluded Services consists solely of amounts charged on a Pass Through Basis or otherwise paid by WilTel directly to Third Parties or SBC Affiliates in accordance with the definition of Excluded Services and in compliance with Section 8.1.D and Schedule A8. Schedule A8 hereto includes the form of such officer's certificate which shall be delivered to SBC together with the monthly accounting deliveries to be made pursuant to Section 3.1.D.

               5. Audit. In furtherance of the foregoing, during the First Purchase Period, SBC shall have the right to conduct periodic reviews of WilTel's books and records (including books and records relating to original invoices, bills and payments to WilTel from Third Parties or SBC Affiliates and


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                    the allocation of amounts to SBC) to verify to SBC's
                    reasonable satisfaction that the amounts of such payments by SBC for Excluded Services do not exceed WilTel's actual or properly allocated costs to such Third Parties or SBC Affiliates for such Excluded Services. In such periodic reviews, SBC may review each of the following categories no more than once per year: (a) access/egress-variable costs;
                    (b) access/egress-fixed costs; (c) IXC-Off-Net; and (d) Local Access - Off-Net; with such reviews to be at the time and in the manner mutually agreed to between SBC and WilTel. Any such periodic review shall be (i) at SBC's sole cost and expense, (ii) performed by SBC personnel, (iii) limited in scope to determining whether amounts have been properly identified and calculated as Excluded Services, and for no other purpose, and (iv) designed specifically to achieve such purposes using sampling and other time/cost saving techniques as agreed upon by WilTel with an objective to limit disruption of WilTel's business. Additionally, during the First Purchase Period and to the extent SBC does not gain reasonable satisfaction though these periodic reviews, SBC shall have the right pursuant to this Section 3.1.A.5 from time to time (but no more frequently than once per month), as determined by SBC, to audit WilTel's books and records (including books and records relating to original invoices, bills and payments to WilTel from Third Parties or SBC Affiliates and the allocation of amounts to SBC) to verify to SBC's reasonable satisfaction that the amounts of such payments by SBC for Excluded Services do not exceed WilTel's actual or properly allocated costs to such Third Parties or SBC Affiliates for such Excluded Services. Any such audit pursuant to this Section 3.1.A.5 shall be (1) at SBC's sole cost and expense, (2) performed by a Third Party auditor selected by SBC and reasonably satisfactory to WilTel, (3) limited in scope to determining whether amounts have been properly identified and calculated as Excluded Services, and for no other purpose, and (4) reasonably designed to achieve such purposes (using sampling and other time/cost saving techniques where appropriate) with an objective to limit disruption of WilTel's business. In furtherance of the foregoing, WilTel shall retain such records and reasonable billing detail for disputed items until such dispute has been fully and finally resolved. WilTel shall have the right to review the results of any such audit performed on behalf of SBC. Upon satisfaction in full of the Purchase Commitment and the other provisions of this Section 3.1, such audit rights pursuant to this Section 3.1.A.5 shall terminate.

          B. Credit Against Purchase Commitment. Notwithstanding the foregoing, during each month in calendar year 2005 beginning with the Effective Date, SBC shall be entitled to a monthly credit against any payment that it would otherwise have to make for any services purchased from WilTel pursuant to this Agreement, the Wholesale Services Agreement or any Alliance Agreement in calendar year 2005 in an amount equal to $18,000,000 credited in five equal monthly installments commencing with the invoice for Services rendered in the month of August 2005.

          C. Payment Upon Expiration of Purchase Commitment Periods. In the event that SBC fails to fulfill the applicable portion of the Purchase Commitment during the First Purchase Period or the Second Purchase Period (each, a "Purchase Commitment Period"), SBC shall pay WilTel the unfulfilled amount (after accounting for the payments and credits referenced in Section 3.1.A, Section 3.1.B, Section 3.1.F and Section 3.1.G) of the applicable portion of the Purchase Commitment for such Purchase Commitment Period (such amount being a "Purchase Commitment Payment") in accordance with Section 3.1.E. Any Purchase Commitment Payment shall constitute a prepayment for Included Services to be provided during the remaining duration of the Term and, to the extent that any Purchase Commitment Payment or any portion thereof remains


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
               unused at the end of the Term, all such remaining amounts shall constitute a prepayment for Included Services to be provided to SBC by WilTel thereafter pursuant to the terms of this Agreement. Amounts owed by SBC in respect of Included Services provided by WilTel after a Purchase Commitment Payment has been made shall be credited dollar-for-dollar against such Purchase Commitment Payment until its balance has been completely offset by amounts credited in respect of Included Services. After all Purchase Commitment Payments, if any, have been completely offset in accordance with this Agreement, SBC shall resume paying for Included Services provided by WilTel in accordance with this Agreement. If upon the expiration of this Agreement any Purchase Commitment Payment (or portion thereof) has not been completely offset, SBC shall be entitled to receive Included Services from WilTel that would constitute "Included Services" under the terms of this Agreement sufficient to offset the remaining balance thereof, and SBC shall be entitled to apply such remaining balance in payment for such Included Services without limitation, irrespective of when such Included Services may be provided. Following the expiration of the Term, SBC shall attempt in good faith to purchase Services as promptly as reasonably practicable to utilize any remaining balance of the Purchase Commitment Payment. Following the expiration of the Term, WilTel shall have no obligation to continue to provide any specific Services for the benefit of SBC. In the event that SBC purchases Included Services during the First Purchase Period in an amount that exceeds the applicable portion of the Purchase Commitment for the First Purchase Period, then the applicable portion of the Purchase Commitment for the Second Purchase Period shall be reduced by the amount of such excess.

          D. Monthly and Quarterly Accounting. Except pursuant to the credits provided in Section 3.1.A, Section 3.1.B, Section 3.1.F and
               Section 3.1.G, the outstanding balance of the Purchase Commitment shall not be reduced unless and until SBC remits payment to WilTel for the Included Services purchased, at which time the outstanding balance of the Purchase Commitment shall be reduced by the amount of such payment. Once every three (3) months, the Parties shall review and agree upon the amount of the outstanding balance of the Purchase Commitment (or, if applicable, the unused balance of any Purchase Commitment Payment). To assist in tracking performance under the Purchase Commitment, on or before the fifteenth (15th) Day of each month during the Term, until the Parties agree that the Purchase Commitment is fully satisfied (or, if applicable, that each Purchase Commitment Payment has been completely offset as provided in Section 3.1.C), WilTel shall initially calculate, the amount of Included Services, and report to SBC such calculation, of the outstanding balance of the Purchase Commitment (and, if applicable, any Purchase Commitment Payment) as of the first (1st) Business Day of such month, which statement shall include the amount by which the Purchase Commitment would be reduced upon SBC's payment in respect of the Included Services for the previous month. SBC shall have the right to review and dispute any such initial calculation for a period of fifteen (15) Days after SBC's receipt of such initial calculation.

          E. Purchase Commitment Payments. No later than thirty (30) Days after the termination of a Purchase Commitment Period, WilTel shall prepare and deliver to SBC a draft of the final accounting of SBC's purchases during such Purchase Commitment Period of Included Services, including all invoices for Included Services provided through the end of such Purchase Commitment Period (the "Year End Invoices") and, if applicable, an invoice for the amount of the applicable Purchase Commitment Payment. The Parties shall jointly review WilTel's calculation of the amount of such purchases and the remaining balance, if any, of the applicable portion of the Purchase Commitment as specified on such invoice. If WilTel delivers an invoice to SBC for such Purchase Commitment Payment, then no later than thirty (30) Days after SBC's receipt of such invoice (together with such final accounting and such Year End Invoices), SBC shall pay WilTel the portion of such Purchase Commitment Payment that exceeds the amount of all unpaid


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               Year End Invoices for such Purchase Commitment Period and that is undisputed, provided that any dispute with respect to the calculation of such Purchase Commitment Payment shall be limited to whether Services included in the calculation of such Purchase Commitment Payment constitute Included Services as opposed to Excluded Services. Upon resolution of any such dispute, SBC shall promptly pay WilTel any agreed upon amount within thirty (30)
               Days after the resolution of such dispute. The amount of any unpaid Year End Invoices shall be paid by SBC as provided in
               Article 11 hereunder, to the extent deducted from a Purchase Commitment Payment, and appropriate adjustments shall be made to the extent the resolution of any disputes result in a reduction of the invoiced amounts.

          F.   Additional Credits.

               1. Unavailability or Termination of Included Services. During the Term, in the event that WilTel, for any reason whatsoever, ceases to provide or terminates any Included Service that WilTel is provisioning to SBC of the type that was being provided to SBC by WilTel as of February 9, 2005, the Purchase Commitment shall be reduced as set forth below. The amount by which the Purchase Commitment shall be reduced shall be equal to the product of (i) the aggregate amount spent by SBC for such Included Service as accurately reflected on the monthly invoice representing full month of usage delivered to SBC immediately preceding WilTel's Notice to SBC pursuant to this Section 3.1.F.1 that it will not provide such Included Service or that it has terminated such Included Service, as the case may be (which Notice WilTel shall provide SBC promptly, and in any event within ten (10) Days after any such termination or cessation of any Included Service), and (ii) the number of calendar months remaining until the end of the Term. For the avoidance of any doubt,
                    (a) if SBC terminates a Service as a result of a Chronic Outage, the applicable credit shall be determined pursuant to Section 3.1.F.2 and not this Section 3.1.F.1 and (b) if SBC's traffic for 1+ Voice Service exceeds the applicable maximum traffic volume set forth on Appendix G for such 1+ Voice Service, no credit pursuant to this Section 3.1.F.1 shall be available if WilTel is unable to provide 1+ Voice Service above the applicable maximum traffic volume set forth on Appendix G. During the First Purchase Period, if SBC elects to receive a credit pursuant to this Section 3.1.F.1 for such a termination or cessation of an Included Service, such termination or cessation shall not constitute a default pursuant to Section 13.1.

               2. Services Terminated by SBC. SBC shall receive a credit against the Purchase Commitment for all Services SBC terminates as a result of a Chronic Outage in respect of such Service. If SBC so terminates any Service other than a 1+ Voice Service (and the ability to terminate is not disputed by WilTel or SBC prevails in any such dispute), the amount of the associated credit against the Purchase Commitment shall be equal to the amount that would have been payable for all such terminated Circuits: (i) during the First Purchase Period, for a one (1) year period after the date of such termination or (ii) during the Second Purchase Period, for a six (6) month period after the date of such termination. If SBC so terminates a 1+ Voice Service as a result of a Chronic Outage for 1+ Voice Services (and the ability to terminate is not disputed by WilTel or SBC prevails in any such dispute), the amount of the associated credit against the Purchase Commitment shall be equal to the amount that would have been charged for actual MOUs of 1+ Voice Services, to the extent such amount would have been included as an Included Service, for the relevant month(s); provided, however, that in no event shall the aggregate


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
                    credit to be applied pursuant to this sentence in respect of Chronic Outages for 1+ Voice Services exceed $20,000,000. Nothing in this Section 3.1.F.2 is intended to limit any other rights or remedies that may be available to SBC under this Agreement, including the right to terminate this Agreement under Section 7.2 hereof. The Parties agree to work together in good faith in an effort not to exceed the applicable maximum traffic volume per Circuit set forth on Appendix G.

               3. Credits and Offsets. If SBC receives any credits or offsets against any amounts otherwise payable by SBC pursuant to this Agreement for Included Services (including any credits or offsets pursuant to any SLAs or remedies set forth in any Schedule), the amount of all such credits and offsets shall be deemed to have been paid by SBC for purposes of calculating the outstanding balance of the Purchase Commitment (and, if any Purchase Commitment Payment has been made, such amount shall increase the remaining balance of the Purchase Commitment Payment).

               4. New or Additional 1+ Voice Services. If, at any time during the First Purchase Period, (a) SBC requests any new or additional On-Net 1+ Voice Service, (b) such requested Service would not cause traffic to exceed the applicable maximum traffic volume set forth in Appendix G, (c) WilTel fails to offer and provide such Service, and (d) SBC obtains or provisions substitute services (which, at SBC's discretion, may be obtained from any provider including SBC, an Affiliate of SBC or any Third Party), then the Purchase Commitment shall be reduced each month until the earlier of the end of the First Purchase Period or term of the requested Service by the aggregate amount equal to the product of (x) the number of MOUs so requested by SBC and for which SBC obtained substitute service (up to the applicable maximum traffic volume set forth in Appendix G) and (y) the price per MOU that would have been payable for such Service if it had been provided by WilTel pursuant to this Agreement. For each month for which SBC claims a credit hereunder, SBC shall deliver a certificate signed by the Vice President - Corporate Finance of SBC certifying to such officer's knowledge (1) the number of MOUs which SBC was required to obtain from a provider other than WilTel as a result of WilTel's failure to offer and provide new or additional On-Net 1+ Voice Services under this provision and
                    (2) that the provision of such MOUs by WilTel would not have caused SBC traffic to have exceeded the applicable maximum traffic volume for such month as set forth in Appendix G. For the avoidance of doubt, a failure to provide Services
                    (A) as a result of normal outages, (B) in a manner consistent with the timeliness of past provisioning performance or (C) as a result of the failure, despite WilTel's commercially reasonable efforts, of a Third Party (including an SBC ILEC) to perform, shall, in each case, not constitute a failure to offer and provide Services hereunder.

               5. New or Additional DS-1/DS-3 Services. If, at any time during the First Purchase Period, SBC requests any new or additional On-Net DS-1 Service or On-Net DS-3 Service, irrespective of whether it is provisioned as part of an ATM Service, Frame Relay Service or Private Line Service, in accordance with the terms of this Agreement and WilTel fails to offer and provide such Service, and SBC obtains or provisions substitute services (which, at SBC's discretion, may be obtained from any provider including SBC, an Affiliate of SBC or any Third Party), then the Purchase Commitment shall be reduced by the amount equal to the price that would be payable for such Services pursuant to this Agreement for the term of the Circuit requested (in the event that the term of the Circuit extends beyond December 31, 2009, such credit shall only apply until December 31,
                    2009). For each period for which SBC claims a credit hereunder, SBC shall deliver a certificate signed by the


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                    Vice President - Corporate Finance of SBC certifying that
                    SBC actually obtained Services that WilTel failed to offer and provide hereunder. For the avoidance of doubt, a failure to provide Services as a result of the failure, despite WilTel's commercially reasonable efforts, of a Third Party (including an SBC ILEC) to perform, shall not constitute a failure to offer and provide Services hereunder.

               6. New or Additional OC-n Services. All On-Net OC-n Services requested under this Section 3.1.F.6 shall be subject to a term of at least one (1) year. If SBC requests a Service that requires an On-Net OC-n Circuit in accordance with the terms of this Agreement (including provisioning intervals sufficient to enable WilTel to perform hereunder), WilTel shall use commercially reasonable efforts consistent with past practice to reconfigure its capacity to accommodate the requested Service, provided that WilTel shall not be required to expend any new capital in connection with such requested Service or to take any action which is reasonably likely to disrupt the WilTel Network. If SBC shall request an On-Net OC-n Service, WilTel shall promptly respond to any such Service request with a price quote on an Individual Case Basis. This price quote shall reasonably reflect past practices for such types of price quotes and include any additional capital requirements WilTel may have in provisioning such requested Service. If SBC elects, at SBC's sole discretion, not to accept such price quote, then WilTel shall have no obligation to provision such requested Service. If SBC elects to accept such price quote, WilTel shall provide such requested Service in accordance with such request, provided that reasonably sufficient time has been given to allow WilTel to install such requested Service. If WilTel has available capacity that can be reconfigured and WilTel fails to take commercially reasonable efforts to reconfigure as described above, SBC shall be entitled to a reduction in the Purchase Commitment calculated in the same manner as set forth in the first sentence of Section 3.1.F.5. For each period for which SBC claims a credit hereunder, SBC shall deliver a certificate signed by the Vice President - Corporate Finance of SBC certifying that SBC actually obtained Services that WilTel failed to offer and provide hereunder. For the avoidance of doubt, a failure to provide Services as a result of the failure, despite WilTel's commercially reasonable efforts, of a Third Party (including an SBC ILEC) to perform, shall not constitute a failure to offer and provide Services hereunder.

          G. Purchase or Lease of Assets. At any time after the Effective Date and during the Term, SBC may submit a written request to purchase or lease specific WilTel assets (including IRUs, fiber routes, interests in real property, switches, switch infrastructure, network management systems, operational support systems, customer network management systems and network facilities) (each a "Requested Asset"). WilTel will consider the sale or lease of any Requested Asset in good faith and within thirty (30) Days of receipt of any such request, and if WilTel is willing to sell or lease such Requested Asset, WilTel will present a written offer to SBC containing a price for each Requested Asset. If SBC agrees to such price, the Parties will work diligently and in good faith to negotiate terms for WilTel to sell or lease each Requested Asset to SBC and WilTel will reasonably provide due diligence information as requested by SBC relating to the Requested Assets. If the Parties reach agreement and close a transaction transferring Requested Assets to SBC (or one of its Affiliates), the aggregate consideration paid (including the mutually agreed fair market value of any non-cash consideration paid) shall be credited, dollar for dollar, against the Purchase Commitment. Notwithstanding anything to the contrary contained herein, WilTel shall not be obligated to sell or lease any assets requested by SBC to be sold hereunder unless WilTel agrees, in its sole discretion, to sell or lease such assets to SBC.


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3.2       Quality of Service.
          ------------------

          A. For each of the following periods (each a "Quality of Service Period"): (i) the period beginning on January 1, 2006 and ending on December 31, 2006 (the "First QoS Period") and (ii) the period beginning on January 1, 2007 and ending on December 31, 2007 (the "Second QoS Period"), subject to any credit pursuant to Section 3.2.F:

               1. Service Assurance. If WilTel achieves the Minimum Service Assurance Standard for the requisite period, SBC shall pay to WilTel up to $12,500,008 with respect to the First QoS Period and up to $12,500,008 with respect to the Second QoS Period (each such payment a "Service Assurance Bonus"), as follows:

                    i. In each calendar month in the First QoS Period or the Second QoS Period, if WilTel achieves the Minimum Service Assurance Standard for such month, SBC shall pay to WilTel the applicable Service Assurance Monthly Bonus. For purposes hereof, "Service Assurance Monthly Bonus" shall mean, for any month during the First QoS Period or the Second QoS Period, [***].

                    ii. In each calendar month in the applicable Quality of Service Period, if WilTel fails to achieve the Minimum Service Assurance Standard, SBC shall not be required to pay the Service Assurance Monthly Bonus for such month.

                    iii. At the end of each Quality of Service Period, if WilTel has achieved the Minimum Service Assurance Standard in [***] in such Quality of Service Period, SBC shall pay to WilTel the Service Assurance End of Year Bonus. For purposes hereof, "Service Assurance End of Year Bonus" shall mean (x) in the First QoS Period, the aggregate amount of (i) [***] and (ii) any Service Assurance Monthly Bonus amounts not paid by SBC during the First QoS Period and (y) in the Second QoS Period, the aggregate amount of (i) [***] and (ii) any Service Assurance Monthly Bonus amounts not paid by SBC during the Second QoS Period. Notwithstanding anything to the contrary herein, the Service Assurance End of Year Bonus for the Second QoS Period shall not include any Service Assurance Monthly Bonus amounts not paid by SBC due to WilTel's failure to meet the Minimum Service Assurance Standard in [***] of the Second QoS Period.

               2. Service Delivery. If WilTel achieves the Minimum Service Delivery Standard for the requisite period, SBC shall pay to WilTel up to $3,750,000 with respect to the First QoS Period (such payment a "Service Delivery Bonus") as follows:

                    i. In each calendar month in the First QoS Period, if WilTel achieves the Minimum Service Delivery Standard for such month, SBC shall pay to WilTel the Service Delivery Monthly Bonus. For purposes hereof, "Service Delivery Monthly Bonus" shall mean [***].

                    ii. In each calendar month in the First QoS Period, if WilTel fails to achieve the Minimum Service Delivery Standard, SBC shall not be required to pay the Service Delivery Monthly Bonus for such month.

                    iii. At the end of the First QoS Period, if WilTel has
                         achieved the Minimum Service Delivery Standard in [***] in the First QoS Period, SBC shall pay to WilTel the Service Delivery End of Year Bonus. For purposes


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
                         hereof, "Service Delivery End of Year Bonus" shall mean the aggregate amount of (i) [***] and (ii) any Service Delivery Monthly Bonus amount not paid by SBC during the First QoS Period.

               3. Migration. If WilTel achieves the Minimum Migration Standard for the requisite period, SBC shall pay to WilTel up to $8,749,996 with respect to the First QoS Period and up to $12,500,008 with respect to the Second QoS Period (each such payment a "Migration Bonus") as follows:

                    i. In each calendar month in the First QoS Period or the Second QoS Period, if WilTel achieves the Minimum Migration Standard for such month, SBC shall pay to WilTel the applicable Migration Monthly Bonus. For purposes hereof, "Migration Monthly Bonus" shall mean
                         (x) for any month during the First QoS Period, [***], and (y) for any month during the Second QoS Period, [***].

                    ii. In each calendar month in the applicable Quality of Service Period, if WilTel fails to achieve the Minimum Migration Standard, SBC shall not be required to pay the Migration Monthly Bonus for such month.

                    iii. At the end of each Quality of Service Period, if WilTel has achieved the Minimum Migration Standard in [***] in such Quality of Service Period, SBC shall pay to WilTel the Migration End of Year Bonus. For purposes hereof, "Migration End of Year Bonus" shall mean (x) in the First QoS Period, the aggregate amount of (i) [***] and
                         (ii) any Migration Monthly Bonus amounts not paid by SBC during the First QoS Period and (y) in the Second QoS Period, the aggregate amount of (i) [***] and (ii) any Migration Monthly Bonus amounts not paid by SBC during the Second QoS Period. Notwithstanding anything to the contrary herein, the Migration End of Year Bonus for the Second QoS Period shall not include any Migration Monthly Bonus amounts not paid by SBC due to WilTel's failure to meet the Minimum Migration Standard in [***] of the Second QoS Period.

          B. Certification. For each month in each Quality of Service Period, WilTel shall submit to SBC, no later than fifteen (15) Days after the end of such month, a certificate (together with reasonably sufficient information, consistent with current practices between the Parties as of the Effective Date) indicating whether WilTel has or has not achieved the Minimum Service Assurance Standard, Minimum Service Delivery Standard and the Minimum Migration Standard, as applicable, for such month. SBC shall have fifteen
               (15) Days from the receipt of such certificate and information to dispute the accuracy of the certificate or to pay the Service Assurance Monthly Bonus, Service Delivery Monthly Bonus and the Migration Monthly Bonus, as applicable, to the extent required pursuant to Section 3.2.A. In the event that SBC does not dispute the accuracy of such certificate (unless such certificate indicates that WilTel has not achieved the Minimum Service Assurance Standard, Minimum Service Delivery Standard or the Minimum Migration Standard, as applicable) within such fifteen
               (15) Day period from the receipt of such certificate, WilTel shall be deemed to have achieved the Minimum Service Assurance Standard, Minimum Service Delivery Standard and the Minimum Migration Standard, as applicable, for such month. SBC shall promptly pay any Service Assurance Monthly Bonus, Service Delivery Monthly Bonus and Migration Monthly Bonus payments, as applicable, together with any End of Year Bonus, if applicable, in each case that is due and payable upon the resolution of any


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               disputes under this Section 3.2.B in WilTel's favor. For the avoidance of doubt, if for any period a particular Service Metric is no longer applicable for any reason set forth in this Agreement, including (i) due to the decrease in MOU below the applicable thresholds as set forth in Appendix B, (ii) because SBC traffic exceeds the applicable maximum traffic volume set forth in Appendix G or (iii) because SBC fails to fund capital expenditures required to be funded pursuant to Section 3.3, such Service Metric shall be deemed to have been fulfilled with respect to such period for the applicable purposes to the extent specified hereunder in accordance with Appendix B or the relevant provisions of this Agreement.

          C. No Waiver. For the avoidance of doubt, the determination that a Service Assurance Bonus, Service Delivery Bonus or Migration Bonus is due and payable shall not constitute a waiver of any claim for breach or default related to WilTel's failure to meet any particular Specification, service level or standard set forth or referenced in this Agreement.

          D. Known Changes. SBC shall use reasonable efforts to advise WilTel of major projects or other known changes in SBC's business that would significantly change SBC's demand for Services.

          E. Consultation. In the event that WilTel fails to satisfy any Minimum Quality of Service Standard in any calendar month, the Parties shall promptly consult regarding the reasons for the failure to satisfy such Minimum Quality of Service Standard, and jointly discuss how WilTel will improve its performance to satisfy such Minimum Quality of Service Standard in the future.

          F. Additional Personnel Resources. Notwithstanding the foregoing, in the event that WilTel fails to fully satisfy the Minimum Service Assurance Standard or Minimum Service Delivery Standard [***], in addition to any and all remedies available to SBC in or in connection with this Agreement, the Parties shall promptly consult with each other in order to determine whether additional personnel resources could help WilTel improve its ability to satisfy the applicable Minimum Quality of Service Standard(s). If the Parties, acting in their reasonable discretion, agree that additional personnel could help improve WilTel's performance, then SBC shall have the right to use its own resources to remedy any and all such deficiencies unless and until WilTel has hired sufficient additional personnel to satisfy the applicable Minimum Quality of Service Standard(s) and has satisfied the applicable Minimum Quality of Service Standard(s) for at least one (1) month. Subject to WilTel's applicable legal and other contractual confidentiality obligations (which, to the extent any such obligations require WilTel to restrict SBC's access, shall be disclosed in reasonable detail to SBC), for a reasonable period of time, WilTel will grant SBC reasonable access to WilTel's facilities, systems, equipment, records and network assets, as necessary to allow SBC personnel to assist in remedying such deficiencies, and shall cooperate with SBC to remedy the deficiencies. SBC's exercise of these rights shall not diminish, alter or waive in any respect WilTel's obligation to satisfy the Minimum Quality of Service Standards. Notwithstanding the previous sentence, if WilTel satisfies a Minimum Quality of Service Standard with respect to which SBC has exercised its right to provide resources to WilTel under this Section, and as a result SBC is obligated to pay any portion of a Service Delivery Bonus or Service Assurance Bonus as provided in Section 3.2.A, then SBC's expense (including the fully loaded labor cost for any employees) associated with providing such resources shall be credited against any such bonus and reduce the amount to be paid by SBC to WilTel in respect of such bonus. SBC shall provide WilTel sufficient information to substantiate its calculations of any such credit. Furthermore, if for [***] WilTel satisfies each applicable Minimum Quality of Service Standard with respect to which SBC has exercised its right to provide resources to WilTel under this Section, then WilTel may request in writing that SBC cease providing such resources on a date not less than three (3) Days after the delivery of such written request and SBC shall withdraw such resources.


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
3.3       Voice Network Augmentation.
          --------------------------

          A. Augmentation. On and promptly after the Effective Date, WilTel shall use [***] to fund an augmentation of the WilTel Network as set forth in Appendix G. Appendix G sets forth the maximum traffic volume levels by MOU by switch for 1+ Voice Service that can be transported on the WilTel Network on a monthly basis through the end of the Term. As specified on Appendix G, after completion of the augmentation of the WilTel Network contemplated by the first sentence of this Section 3.3.A, the WilTel Network shall transport an aggregate maximum traffic volume for 1+ Voice Service of [***] MOUs per month through the end of the Term. In the event that SBC's traffic exceeds the applicable maximum traffic volume set forth in Appendix G, then (i) WilTel will use commercially reasonable efforts to transport all SBC traffic [***], (ii) WilTel shall be deemed to have met the Service Assurance Metrics under Section 3.2 for (1) 1+ Voice Service - Switched switchport availability, (2) 1+ Voice Service - Switched MTTR, (3) DAL Service monthly network availability (-aggregate) and (4) DAL Service MTTR, and all SLAs related to 1+ Voice Service, in each case for each month during which SBC's traffic exceeds the applicable maximum traffic volume set forth in Appendix G; and (iii) SBC shall pay for all traffic terminated on other providers via WATS from WilTel on a Pass Through Basis as an Excluded Service; provided, however, WilTel's request for reimbursement for WATS MOUs shall be limited to the number of MOUs by which SBC's traffic for that month exceeded the applicable maximum traffic volume set forth in Appendix G. In addition, in the event that SBC requests that WilTel provide Services for traffic volumes in excess of the applicable maximum traffic volume set forth in Appendix G, WilTel agrees to reasonably cooperate in responding to such request for additional traffic volumes, provided that WilTel shall not be obligated to make any additional capital investment, whether or not funded by SBC.

          B.   Reimbursement Obligations. SBC shall also reimburse WilTel for
               (i) all non-recurring charges charged by an SBC ILEC, where such non-recurring charges are reasonably incurred by WilTel to carry additional SBC traffic and (ii) all non-recurring charges, termination Liabilities and reconfiguration charges charged by and paid to an SBC LEC from the Effective Date until the end of the Term, up to an aggregate amount for this clause (ii) not to exceed [***].

3.4 Transition. The Parties acknowledge and agree that during the Term, SBC may transition a substantial proportion of the Services that it currently purchases from WilTel to another provider. The Parties agree to cooperate in developing and implementing an orderly and efficient transition. Upon Notice from SBC ("Transition Notice"), the Parties shall work together in good faith to implement such transition.


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
3.5       Other Terms.
          -----------

          A.   Changes in Transport Services Parameters.

               1. Disconnection of Services. SBC may disconnect any 1+ Voice Service with an SOSN prior to the Effective Date on one (1) Business Day's Notice without any Liability to WilTel, except as provided under this Section 3.5. SBC may disconnect any existing non-voice On-Net Transport Service with an SOSN prior to the Effective Date before the expiration of the Minimum Term or any renewal term, if applicable, by giving Notice to WilTel at least thirty (30) Days in advance of the effective date of disconnect. [***] All On-Net Services with SOSNs on or subsequent to the Effective Date shall have a termination Liability equivalent to the sum of the Monthly Recurring Charges for all months remaining in the service term, and SBC shall also reimburse WilTel for any termination liability and/or disconnection fees incurred with any Off-Net Service. These Off-Net Services shall be charged on a Pass Through Basis.

                    i. Notification. WilTel will use commercially reasonable efforts to notify SBC on a monthly basis of any Transport Service with a Minimum Term or renewal term which will expire within the ensuing ninety (90) Days. If SBC does not give WilTel Notice of its intent to disconnect or renew such Circuits within such ninety
                         (90) Day period, WilTel will continue to provide such Transport Service on a month to month basis at the then existing rate applicable to such Circuit; provided that SBC shall bear any increase in the cost of Off-Net Services associated with such Transport Service.

               2. Dedicated Circuit Term. The term associated with each Dedicated Circuit will be as set forth on the Service Order (the "Minimum Term"). SBC may order Dedicated Circuits that have a one (1) year or a three (3) year Minimum Term. If no term is specified on the Service Order, the Minimum Term shall be one (1) year.

          B.   Changes in Service Parameters for Local Services.

               1.   Disconnection of Local Services. With respect to Local
                    Services:

                    i.   [***]

                    ii. SBC may disconnect any Local Service after the expiration of the Minimum Term on thirty (30) Days' Notice to WilTel. In such event, SBC's Liability to WilTel shall be limited to any amounts charged by a Third Party or SBC Affiliate, which amounts SBC shall reimburse to WilTel.

          C. Application of Certain Payments. Any amounts paid in respect of termination Liabilities for On-Net Services under Section 3.5.A.1 shall constitute payments for Included Services and shall be credited against the Purchase Commitment or the Purchase Commitment Payment. Any amounts paid in respect of termination Liabilities and/or disconnection fees for Off-Net Services that arise under Section 3.5.A.1 or any amounts paid in respect of Liabilities under Section 3.5.B.1 shall not constitute payments for Included Services and shall in no event be credited against the Purchase Commitment or the Purchase Commitment Payment.


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
3.6       Term of New Services.
          --------------------

          A. Order Survival. Orders that do not have a specified term shall be treated as orders subject to a one (1) year minimum term. Except for non-payment or other material breach by SBC, unless otherwise agreed to in writing, any Orders placed, but not installed, prior to the Effective Date shall be invoiced at the monthly prices set forth in the response to the RFQ or ASR/Service Order and shall be subject to a one (1) year minimum term when they are placed in service.

          B. Service Survival. Except as expressly provided in this Agreement, or otherwise agreed to by the Parties in writing, and except for nonpayment or other material breach by the Party purchasing a service ("Purchasing Party"), the Party supplying a Service ("Supplying Party"), subject to Section 7.3, if applicable, shall not disconnect that Service, unless or until the Supplying Party receives a disconnect order ("Disconnect Order") from the Purchasing Party.

          C. Term Order Survival. Orders which have a specified term are referred to herein as "Term Orders." Each Term Order shall commence on the billing commencement date and shall expire at the end of the term set forth in each Order, unless otherwise agreed to in writing. For On-Net Services, if the Term Order ends before the termination of this Agreement, unless otherwise agreed to by the Parties in writing, or unless WilTel receives a new Term Order or a Disconnect Order from SBC for such Service, the Services associated with such Term Order shall convert to a monthly order at the same monthly prices charged during the term. For Off-Net Services, WilTel will use commercially reasonable efforts to notify SBC on a monthly basis of any disconnection or renewal of any Circuits with a Minimum Term or renewal term which will expire within ninety (90) Days. If SBC does not give WilTel Notice of its intent to disconnect or renew such Circuits within such ninety (90) Day period, WilTel will continue, on a month to month basis, if Available, or, if not Available, the shortest term then Available, to provide such Off-Net Services on a Pass Through Basis. Unless otherwise agreed to by the Parties in writing, the Services associated with a Term Order that expires after the termination of this Agreement shall convert on the date of expiration of such Term Order to a monthly order at the same prices charged during the term. In such event, SBC's Liability to WilTel shall be limited to any amounts charged by Third Party Providers or SBC Affiliates, which amounts SBC shall reimburse to WilTel.

3.7       Continuation of Existing Services.
          ---------------------------------

          A. Existing Contractual Arrangements for Collocation Service. The existing contractual arrangements between the Parties or their respective Affiliates relating to Collocation Service, the locations and certain terms of which are set forth in Appendix D, shall continue in full force and effect after the Effective Date in accordance with the provisions of Schedule A11, subject solely to the terms and conditions of this Agreement. In the event of any conflict between the terms of any Collocation Service Order specified in Appendix D and this Agreement (including Schedule
               A11), the Collocation Service Agreement specified in Appendix D shall prevail.

          B. DNA Agreement. SBC shall receive Direct Network Access service from WilTel in accordance with the service supplement for Direct Network Access in Annex 1 to Appendix F. In the event of any conflict between the terms of the DNA Agreement and this Agreement, the DNA Agreement shall prevail.


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
          C. Services Generally. [***] On or after January 1, 2008, WilTel may terminate any Service that is being provided to SBC at such time so long as WilTel gives SBC [***] prior Notice of such termination.

3.8 Reconfiguration of Local Access Services Purchased by WilTel. The Parties anticipate that SBC may substantially decrease its purchase of Transport Services from WilTel during the Term of this Agreement. If such a reduction in Transport Services purchased by SBC occurs, WilTel may choose to reconfigure and reduce its Local Access and Off-Net purchases. SBC agrees to comply with all reasonable requests made by WilTel, including by timely providing authorizations, consents and other documentation, to assist WilTel in moving Local Access and Off-Net Services to more cost-effective configurations and, if not detrimental either to SBC or any of its Customers, rearranging SBC's traffic in support of WilTel's grooming of Local Access and Off-Net Facilities; provided, however, that to the extent SBC determines that WilTel's proposed reconfiguration would adversely affect SBC or any of its Customers, SBC's obligations hereunder shall be limited to using commercially reasonable efforts to work with WilTel and the affected Customer(s) to attempt to minimize or eliminate such adverse effect in a manner consistent with the Parties' past practices. This assistance may include grooming end-user loops and interoffice transport to new facilities or channels, support in converting WilTel-purchased facilities to LEC-owned facilities where SBC and its Affiliates purchase access directly from the serving Local Exchange Carrier, and other support that WilTel may reasonably deem necessary to optimize its purchase of local access services. For the avoidance of doubt, the provisions of this Section 3.8 shall not allow WilTel to terminate a Service other than in accordance with Section 3.7.C.

             ARTICLE 4. ORDERING AND INSTALLATION OF WILTEL SERVICES

4.1 Affiliate Orders for Services Provided by WilTel. SBC and its Affiliate SBC Long Distance, LLC, and any other Affiliates of SBC as mutually agreed by the Parties, together with each of their respective successors (collectively, the "Approved Affiliates"), may order Services and/or place Service Orders under this Agreement. WilTel agrees that any Approved Affiliate (including such Approved Affiliate's successors) may place Orders with WilTel that incorporate the terms and conditions of this Agreement, and that the term "SBC" shall be deemed to refer to an Approved Affiliate when an Approved Affiliate places an Order with WilTel under this Agreement. SBC shall remain ultimately responsible for all obligations of such Approved Affiliate.

4.2 Ordering Process. SBC and any Approved Affiliate may order Services and/or place Service Orders under this Agreement in accordance with Schedule C. In addition to any other information required to be contained therein, each Firm Price Quote shall specify whether the requested Service will be provisioned On-Net or Off-Net and to the extent that any Services are being provided Off-Net, the amount of the applicable mark-up being charged by WilTel, to the extent permitted pursuant to Section 8.1.B.

          ARTICLE 5. TROUBLE, MAINTENANCE AND REPAIR OF WILTEL SERVICES

5.1 Network Monitoring. WilTel shall provide network monitoring in accordance with Schedule D.

5.2 Trouble, Maintenance and Repairs. Planned Maintenance, trouble management and reporting and repairs of the WilTel Network shall be provided in accordance with Schedule D.

                        ARTICLE 6. SBC PLATFORM SERVICES

6.1 Platform Services. Subject to Section 6.2, SBC will provide Platform Services to WilTel on the terms and subject to the conditions, including prices, set forth in, and pursuant to the Specifications and as otherwise described in, Schedule B1.


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
6.2       Transfer of Platforms to WilTel.
          -------------------------------

          A. Termination for Non-Use. If WilTel discontinues the use of any Platform Services or features provided by SBC hereunder for a period of at least ninety (90) Days, SBC may, upon thirty (30) Days prior Notice to WilTel, discontinue providing any such Platform Services or features to WilTel.

          B. Additional Platform Services and Features. To the extent that (i) SBC continues to offer the Platform Services or features which it has discontinued providing to WilTel pursuant to Section 6.2.A, upon WilTel's request, SBC will offer to sell such Platform Services and features to WilTel on the prices and terms set forth herein, or (ii) SBC has the existing capability to offer additional Platform Services or features, upon WilTel's request, SBC will offer to sell such Platform Services and features to WilTel upon prices and terms as agreed to by the Parties; PROVIDED THAT ANY SUCH PLATFORM SERVICES OR FEATURES SHALL BE OFFERED AND TRANSFERRED WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY SERVICE LEVEL REQUIREMENTS OR ASSURANCES.

          C. Transfers of Platform to WilTel Pursuant to Offer by SBC. From and after [***], SBC may offer to transfer to WilTel, at no charge, all of its right, title and interest in and to its [***] as set forth below, which Platforms are comprised of the hardware and software licenses listed on Appendix C. WilTel shall have sixty (60) Days from the date of SBC's offer to accept or reject such offer and to the extent that WilTel has not accepted such offer within such sixty (60) Day period, such offer shall be deemed to have been rejected by WilTel. If WilTel elects to accept any such offer within such sixty (60) Day period, SBC shall transfer the applicable Platform(s) to WilTel in accordance with this Section 6.2.C. The transfer of the applicable Platform(s) shall occur on such date as WilTel shall specify in its election to accept such transfer, which date shall not be later than sixty (60) Days after the date that WilTel accepts SBC's offer to transfer the applicable Platform (such period, the "Platform Transition Period"). During the Platform Transition Period, SBC shall provide WilTel with equipment and software licenses sufficient for WilTel to create a functional Platform management environment for each such Platform to be transferred to WilTel. WilTel shall use such equipment and software to create a working Platform management environment at WilTel's sole expense, including any and all expenses for installation, which the Parties shall jointly test. Following the successful conclusion of such testing, SBC shall transfer its right, title and interest to all such equipment and license all such software listed in Appendix C that is applicable to such transferred Platform(s) to WilTel. SBC shall bear the cost of any hardware or software license transfer fees related to such transfer, as well as any cost to physically move hardware from SBC premises to WilTel premises, and shall use commercially reasonable efforts to effect the transfer within the Platform Transition Period. From and after the first to occur of (i) the date that WilTel rejects SBC's offer to purchase the applicable Platform, (ii) sixty (60) Days after the date of SBC's offer to transfer the applicable Platform, to the extent that SBC has not prior thereto received WilTel's acceptance of such offer, and (iii) expiration of the Platform Transition Period, SBC shall have no other further obligations to WilTel in respect of the Platform Services provided on each such Platform that it has offered to transfer or has transferred to WilTel; provided, however, that if for any reason SBC is unable to transfer any Platform, or hardware or software that is listed in Appendix C, to WilTel, SBC shall continue to provide such Platform Services until it has received the necessary consents and has transferred the applicable Platform(s).

6.3 Transition. The Parties agree to cooperate and work together to assist WilTel in moving its traffic off of the SBC Platforms to other platforms.


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
6.4 Transition of Platform at Request of WilTel. SBC acknowledges and agrees that (a) during the Term, WilTel intends to transition to its own platforms or to other providers a substantial portion if not all of the Platform Services that it currently purchases from SBC and (b) in conjunction therewith, [***] Upon receipt of written Notice from WilTel (the "Platform Transition Notice") requesting transition of specified Platform Services off of the Platforms, SBC shall implement such transition in accordance with the reasonable terms of such Platform Transition Notice.

                    1. Except as otherwise provided in this Agreement and in Schedule B1, the terms and conditions for termination of Platform Services, including those with respect to Platforms located in WilTel facilities, shall be consistent with those set forth in this Agreement. If SBC provides Platform Services that WilTel uses to fulfill any obligations to SBC, SBC shall continue to provide those Platform Services to WilTel in accordance with the terms of Schedule B1 until those obligations of WilTel to SBC lapse.

                    2. SBC may not for any reason discontinue providing any Platform Services to WilTel during the Term (or thereafter pursuant to a Platform Transition Notice) except with WilTel's prior written consent or as provided in this Agreement, including Section 6.2, Section 6.3, Article 7 or
                    Section 13.1.

6.5 Construction of Platform Services Obligations. SBC's obligations to provide Platform Services and features pursuant to this Agreement shall be limited to the terms and conditions specified in Schedule B1 and shall in no event exceed its obligations to provide Platform Services and features that were provided by SBC to WilTel as of February 9, 2005. In the event of any ambiguity in the terms and conditions set forth in Schedule B1, SBC's obligations to provide Platform Services and features pursuant to this Agreement shall be limited to the Platform Services and services that were provided by SBC to WilTel as of February 9, 2005.

                    ARTICLE 7. TERMINATION OF THIS AGREEMENT

7.1 Term of Agreement. This Agreement shall commence on the Effective Date and shall expire on December 31, 2009 (the "Term"), unless terminated earlier pursuant to this Article 7.

7.2       Early Termination.

          A. Mutual Consent. This Agreement may be terminated at any time by mutual written consent of the Parties.

          B. Cessation of Operations or Insolvency. Either Party may terminate this Agreement immediately upon Notice to the other Party if (a) the other Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or assets; (b) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the other Party and the appointment continues undischarged or unstayed for forty-five (45) Days; or (c) any proceeding under any Debtor Relief Law relating to the other Party or to all or any material part of its property or assets is instituted without the consent of such Party and continues undismissed or unstayed for forty-five (45) Days, or an order for relief is entered in any such proceeding.

          C. Change of Control. During the First Purchase Period, SBC may, but shall not be obligated to, terminate this Agreement if, without the prior consent of SBC, there is a Change of Control of WilTel.


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
          D. Termination for Breach. Either Party may, in addition to its rights available to it at Law or in equity, terminate this Agreement in its entirety and all Orders issued pursuant hereto, if the other Party has substantially failed to perform its obligations under this Agreement, and such failure materially and adversely affects the expected benefits of this Agreement to the non-breaching Party, and the breaching Party fails to cure such failure within thirty (30) Days from the later of (a) the date on which Notice of such failure is given and (b) if applicable, the date on which any dispute about such failure is resolved in favor of the non-breaching Party in accordance with the terms of
               Article 12. For the avoidance of any doubt, such non-breaching Party shall not have the right pursuant to this Section 7.2.D to terminate this Agreement or any such Orders if a dispute about such breach is raised and is resolved in favor of the other Party in accordance with the terms of Article 12. In the event of termination for breach under this Section 7.2.D, the non-breaching Party may elect to continue to receive any Services then being provided to such Party (but no new or additional Services may be ordered) from the other Party for a period not to exceed one hundred eighty (180) Days and otherwise on the terms and conditions set forth in this Agreement. For the avoidance of any doubt, (i) a Party's failure to meet Specifications, SLOs or SLAs with respect to a specific Service provided by such Party hereunder, (ii) any failure by SBC to perform its obligations under Article 6 of this Agreement and (iii) any failure by a Party to perform its obligations under this Agreement that are being disputed in accordance with the dispute resolution procedures set forth in Article 12 shall not in and of itself be deemed to be a "substantial failure" of its obligations under this Section 7.2.

7.3 Survival. Notwithstanding anything in this Agreement to the contrary, Articles 1, 5, 7, 8, 10, 11, 12, 14, 15, 16, 17, 18, 19, 20, 21, 22
          and 23, Section 2.3 (other than Section 2.3.G), Section 3.6.B and all Schedules and Appendices to the extent applicable shall survive any expiration or termination of this Agreement (but no new or additional Services may be ordered) until such time as there are no remaining Services provided hereunder, or for such other period expressly set forth in the applicable provisions of this Agreement; provided, however, that if this Agreement is terminated pursuant to Section 7.2 prior to the end of the Term, the foregoing provisions and Section 3.4 shall also survive the termination of this Agreement for one hundred eighty (180) Days in respect of Services then being provided (but no new or additional Services may be ordered), or for such other period expressly set forth in the applicable provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, in addition to the Articles, Sections, Schedules and Appendices specified in the immediately preceding sentence, in the event that this Agreement expires at the expiration of the Term and a Purchase Commitment Payment has been made, and such Purchase Commitment Payment or any portion thereof remains unused, SBC's rights to use any such remaining balance pursuant to Section 3.1.C, and Section 3.1.F.3 shall also survive until none of such Purchase Commitment Payment remains unused.

7.4 Effect of Termination. In the event that WilTel terminates this Agreement, SBC shall promptly pay to WilTel any undisputed outstanding invoiced amounts. Upon termination of this Agreement, subject to the terms and limitations set forth in this Agreement, nothing herein shall relieve any Party of any Liability for any breach of this Agreement prior to such termination.

                         ARTICLE 8. PRICING AND CHARGES

8.1       Pricing of WilTel Services.

          A. On-Net Services. The rates for On-Net Transport Services and On-Net Ancillary Services are as stated in the relevant portion of the applicable Transport Services Schedule and Schedule A12, respectively.


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
          B. Off-Net Services. [***] During the First Purchase Period, WilTel will provide SBC New Off-Net Services in accordance with Section 2.1.C and all such New Off-Net Services will be billed as specified on Schedule A8 or as otherwise agreed in writing by the Parties; provided that no mark-up permitted under Schedule A8 shall exceed [***]

          C. Additional Pass Through Basis Charges. WilTel will also charge SBC on a Pass Through Basis any interstate or intrastate charges assessed on WilTel as a result of Transport Service taken under this Agreement by SBC related to [***]

          D. Costs Billed on a Pass Through Basis. Costs billed on a Pass Through Basis shall be billed to SBC at their actual or allocated invoice costs in accordance with the allocation methodologies in effect on February 9, 2005 and used in the preparation of Schedule A8, or as otherwise agreed to in writing by the Parties. In addition, SBC shall be entitled to the appropriate portion of all discounts, rebates and the like that may be available to WilTel in respect of Services provided to SBC, and WilTel shall apply a credit to SBC in the amount of such discounts and rebates. WilTel shall use commercially reasonable efforts consistent with past practice to obtain all Services billed on a Pass Through Basis on the prices most favorable to SBC that are then available to WilTel.

          E. International Voice Services. International Voice Services shall be priced as set forth in Section 1.3 of Schedule A5.

8.2 SBC Platform Services Pricing. The rates for Platform Services are set forth in Schedule B1.

8.3       Taxes and Fees.

          A. Except as otherwise provided herein, each Party shall be fully responsible for the payment of all taxes required by Law to be paid by that Party.

          B. Either Party may invoice the amount of any federal excise taxes or state or local sales taxes imposed on the other Party in connection with the provision of Services under this Agreement; provided that (i) such obligation is imposed by legislation or regulation and (ii) such obligation arises out of the use of Services provided under this Agreement. All such taxes shall be stated as separate items on a timely invoice and shall list the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. The invoicing Party agrees to remit taxes to the appropriate taxing authorities, as appropriate. Each Party agrees to honor properly prepared tax exemption certificates, which one Party may submit to the other Party, pursuant to the relevant tax provisions of the taxing jurisdictions. Neither Party shall be obligated to pay any amount otherwise collectible under this Section 8.3 that is invoiced after the later of (i) one hundred eighty (180) Days after the date that such Services are rendered and (ii) ninety
               (90) Days after the other Party's receipt of any statement or invoice for such amount; provided, however, that the invoice for any amount otherwise collectible under this Section must be received by billed Party within twenty-four (24) months after the date of the transaction giving rise to such tax.

          C. The invoicing Party agrees to pay, and to hold the other Party harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of the invoicing Party, for any reason, to pay any tax or file any return or information required by Law or by this Agreement to be paid or filed by the invoicing Party. The invoicing Party agrees to pay and to hold the other Party harmless from and against any penalty or sanction assessed as a result of the invoicing Party doing business with any country subject to U.S. trade restrictions.


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          D.   Upon SBC's request, the Parties shall consult with each other with respect to the basis and rates upon which WilTel shall pay any taxes or fees for which SBC is obligated to reimburse WilTel under this Agreement. If SBC determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, WilTel shall make payment in accordance with such determinations and SBC shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by SBC, WilTel shall promptly notify SBC. WilTel shall cooperate with SBC in contesting such determination, but SBC shall be responsible and shall reimburse WilTel for any tax, interest, or penalty in excess of its determination. If SBC desires to contest such collection, SBC shall promptly notify WilTel. If SBC determines that in its opinion it has reimbursed WilTel for sales or use taxes in excess of the amount which SBC is obligated to reimburse WilTel, SBC and WilTel shall consult with each other to determine the appropriate method of recovery of such excess reimbursements. WilTel shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent WilTel can make corresponding adjustments to its payments to the relevant tax authority. At SBC's request, WilTel shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

          E. If any taxing authority advises either Party that it intends to audit that Party with respect to any taxes for which the other Party is obligated to reimburse the Party being audited under this Agreement, the Party being audited shall (i) promptly so notify the other Party, (ii) afford the other Party an opportunity to participate on an equal basis with the audited Party in such audit with respect to such taxes and (iii) keep the other Party fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section.

          F. The invoicing Party's failure to comply with the notification requirements of this Section 8.3 shall relieve the other Party of its responsibility to reimburse the invoicing Party for taxes only if the invoicing Party's failure materially prejudiced the other Party's ability to contest imposition or assessment of those taxes.

          G. In addition to its rights under Section 8.3.C with respect to any tax or tax controversy covered by this Section 8.3, either Party may contest, pursuant to applicable Law and Tariffs, and, at its own expense, any tax previously billed that it is ultimately obligated to pay. The contesting Party will be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. The other Party will cooperate in any such contest, provided that all costs and expenses incurred in obtaining a refund or credit for the contesting Party shall be paid by the contesting Party.

          H. The invoicing Party shall reimburse the other Party for any tax benefits (for instance, refunds, including interest if paid by the applicable taxing authority) associated with taxes previously paid by the other Party.

          I. The Parties agree to reasonably cooperate with each other with respect to any audit, tax controversy, tax refund matter, claim, action, or similar proceeding by a taxing authority or other governmental agency. The degree of cooperation contemplated by this Section 8.3 is to enable any resulting inquiry or controversy to be resolved expeditiously and includes, but is not limited to, assisting with responses to audit inquiries and producing documents and information.


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          J.   WilTel will from time to time invoice SBC, and SBC agrees to pay for the "Net Amount," as defined in this Section 8.3.J of any USF payment obligations that WilTel is required or permitted by ordinance, statute, regulation or administrative pronouncement to collect from SBC as a result of the sale of Services to SBC (hereinafter, such amount referred to as the "USF Recovery Fee"). Such invoice shall list each applicable state or federal USF Recovery Fee as separate items, listing the jurisdiction imposing the USF payment obligations on WilTel. WilTel agrees to pay all Universal Service Fund payment obligations as required by Law. SBC's obligation to pay the USF Recovery Fee applies only to the extent that the SBC payments for Services, upon which the USF Recovery Fee is imposed, are included in the Net Amount that WilTel actually uses in determining its payment of its USF payment obligations. As used in this Section 8.3.J, the term "Net Amount" means the portion of the USF payment obligation that WilTel would not have otherwise incurred, but for the sale of Services pursuant to this Agreement, less any refunds or credits, if any, that WilTel could not have otherwise obtained, but for the sale of Services pursuant to this Agreement. Accordingly, SBC shall not be obligated to pay USF Recovery Fees to the extent they are not included in, or are deductible, or excludable from the amounts upon which WilTel is obligated to pay as its state or federal USF payment obligations. WilTel shall, within thirty (30) Days of a request by SBC, provide to SBC a statement by an officer of WilTel, stating the method used to compute SBC's USF Recovery Fee for the preceding twelve (12) month period during which the USF Recovery Fee was invoiced pursuant to this Section 8.3.J, as well as a computation of SBC's USF Recovery Fees invoiced during such period based on WilTel's USF payment obligations. SBC shall not be obligated to pay any such amount otherwise collectable under this Section 8.3.J, nor shall SBC be entitled to any refund otherwise payable under this Section 8.3.J, that is determined more than three (3) years after the date of the transaction giving rise to such obligation. Sections 8.3.E, 8.3.F and the first two sentences of Section 8.3.G shall not apply to this Section 8.3.J. The remaining subsections and portions of Section 8.3 shall continue to apply, and the terms "taxes" and/or "fees" as used herein shall include the USF Recovery Fees and USF payment obligations of this Section 8.3.J. The Parties shall have the right to audit, upon reasonable Notice and at a reasonable time and place, each other's computations of all amounts that are payable under this Section. Neither Party may exercise this right more frequently than once during any calendar year.

                         ARTICLE 9. SBC RESPONSIBILITIES

9.1       SBC Responsibilities.

          A. SBC will not be relieved of any duty, obligation or responsibility hereunder due to the fact that Service is ultimately provided to End Users.

          B. SBC will be solely responsible for End User solicitation, service requests, creditworthiness, SBC service, billing and collection, unless otherwise specifically set forth in this Agreement. SBC remains responsible for its compliance with all terms and conditions of this Agreement, including payment responsibilities, without regard to SBC's ability to charge for Services used by End Users or to collect payment from End Users.

          C. Except as set forth in Section 15.3, SBC will be financially responsible for usage generated by each End User ANI activated by WilTel pursuant to a request by SBC until such ANI is presubscribed to another interexchange carrier or SBC requests that service be terminated. SBC may request WilTel to block an ANI upon the End User's failure to pay SBC, subject to SBC's prior certification to WilTel that it has given the End User any notice required by any applicable statute, rule or regulation. SBC will reimburse WilTel for reasonable expenses incurred to block an ANI.


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          D.   SBC has sole responsibility for installation, testing and
               operation of its facilities, services and equipment ("SBC Facilities") other than those specifically provided by WilTel as part of the Service as described in a Service Order or as otherwise provided in this Agreement.

                       ARTICLE 10. WILTEL RESPONSIBILITIES

10.1 Network Upgrade. WilTel hereby covenants and agrees that it shall keep the WilTel Network upgraded in the ordinary course of business, consistent with WilTel's past practices, with the most recent generic releases of system operating software that are generally available, unless operational issues, in WilTel's reasonable business judgment, require use of a different release.

10.2 Maintenance Capital. WilTel hereby further covenants and agrees that it shall expend maintenance capital in the ordinary course of business consistent with past business practices necessary to sustain its network operations and services.

10.3      [***]

10.4 End to End Services Ordered under WilTel's ACNA. Unless and to the extent SBC from time to time specifically instructs WilTel otherwise, SBC desires WilTel to manage all relationships with any Third Party Provider or Local Access Provider to the extent necessary to provide end-to-end service. SBC acknowledges that WilTel is unable to guarantee the level of service provided by any such Local Access Provider or Third Party Provider, although WilTel agrees that it will use its reasonable best efforts to manage these relationships in such a manner so as to ensure that the Transport Services meet the performance guarantees, if any, provided by such Local Access Provider or alternate interexchange service provider.

10.5      [***]

10.6 [***] Units Agreement. WilTel agrees to provide SBC installation and other services in connection with [***] units pursuant to the provisions set forth in Appendix H.

                 ARTICLE 11. INVOICE, BILLING AND PAYMENT TERMS

11.1 Due Date and Invoice. Subject to the provisions of Section 11.5, all amounts stated on each monthly invoice are due and payable thirty (30) Days from the date on which a Party ("Paying Party") receives an invoice ("Due Date") from the other Party ("Billing Party"); provided, however, that the Paying Party may deduct from any amount due, any credit or remedy amount authorized under this Agreement. The Paying Party shall itemize the credit or remedies which are deducted from the payment. The Paying Party shall remit payment to the Billing Party at the remittance address. In the event that the Paying Party fails to make full payment the undisputed amounts to the proper address by the Due Date, the Paying Party shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law which shall accrue from the Due Date. The Paying Party acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, valued added, gross receipts, sales and privilege taxes, tax or charge levied to support the Universal Fund contemplated by the Communications Act, taxes on Payphone Charges, duties, fees or similar liabilities (other than general income or property taxes imposed on the Billing Party), whether charged to or against the Billing Party ("Additional Charges"). Such Additional Charges are not classified as Service charges and shall be paid by the Paying Party in addition to all other charges provided for herein. Any late fees payable pursuant to this
          Section 11.1 shall not be counted towards the satisfaction of the Purchase Commitment.


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
11.2 Billing Periods. The Billing Party will bill the Paying Party monthly for Services provided hereunder. Charges for usage and all prorated MRCs (charges for monthly Service provided for less than a calendar month), installation and other NRCs shall be billed following the receipt of any such Services. Charges for all non-usage based MRCs for full months during which Service are to be provided shall be billed in advance.

11.3 Timeliness. The Billing Party will render invoices for Services not later than the [***] after the monthly billing cycle in which any usage is recorded. WilTel shall account, and bill SBC for, not less than (1) [***] of all On-Net Service usage no later than the first available monthly billing cycle after the usage is recorded, (2) [***] of all On-Net Service usage no later than the second available monthly billing cycle after the usage is recorded and (3) [***] of all On-Net Service usage no later than the third available monthly billing cycle after the usage is recorded. [***]

11.4 Accuracy. Unless the Parties agree otherwise in writing, with respect to any monthly billing cycle, the accuracy of the raw billing information that WilTel supplies to SBC with respect to On-Net Service shall not be less than [***] where WilTel cannot document that such raw billing inaccuracy was caused by SBC or any of its Affiliates.

11.5 Disputes. If the Paying Party in good faith disputes any portion of an invoice it must pay the undisputed amount of the invoice on or before its Due Date and provide Notice to the Billing Party of the billing dispute within [***] thereafter. Such Notice must include documentation substantiating the dispute. The Paying Party's failure to notify the Billing Party of a dispute shall be deemed to be the Paying Party's acceptance of such charges. The Parties will make a good faith effort to resolve billing disputes expeditiously. If the Paying Party has already made payment of a disputed charge and a dispute is resolved in favor of the Paying Party, the Paying Party shall receive a credit on its next invoice for the amount determined to be due, including interest in the disputed amount of [***] per month from the date the Paying Party paid the disputed amount. If the dispute is resolved in favor of the Billing Party, the Paying Party shall immediately pay the resolved amount, to the extent not already paid, plus interest on such amount at the rate of [***] per month from the Due Date. Any interest payments payable pursuant to this Section
          11.5 shall not be counted towards the satisfaction of the Purchase Commitment.

11.6      Adjustments. WilTel may make billing adjustments as follows:

          A. WilTel Services. For On-Net Services or other WilTel Services, for a period of [***] after the date that such Service is rendered; and

          B. Off-Net. For Off-Net Services or any other Services provided by a Third Party (including an SBC ILEC), until the later of (i) [***] after the date that such Off-Net Services or other Third Party services are rendered and (ii) [***] after WilTel's receipt of any invoice for Services rendered and billed by such Third Party or SBC Affiliate; provided, however, that the invoice for Services rendered must be received by SBC within [***] of the date such Services were rendered.

11.7 Invoice address. The Billing Party shall send invoices to the following locations as specified:


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
         Affiliate Ordering Service:             WilTel Communications, LLC
         SBC Long Distance, LLC
         SBC Services, Inc.                      P.O. Box 22102
         MD-ACM                                  Attention: Telco Cost
         9525 W Bryn Mawr Avenue                 Tulsa, OK 74121
         Rosemont, IL 60018

                         ARTICLE 12. DISPUTE RESOLUTION

12.1 Disputes Resolution Procedures. From time to time, issues and disputes under this Agreement will arise that cannot be resolved at the operational level of management within the SBC and WilTel teams. Issues that cannot be resolved will be escalated as follows:

          A. Notification. Either Party may decide that escalation is desirable when resolution of an issue appears unachievable at the current management level. The Party desiring escalation will provide Notice of its intention to the members of the other Party currently involved in the dispute.

          B. Documentation. Both Parties will jointly develop a short briefing document for escalation that describes the issue, relevant impact and positions of both Parties.

          C. Request for Assistance. A meeting will be scheduled with appropriate individuals. The brief will be sent in advance to the participants.

          D. Escalation. Issues will be escalated for review and resolution to the next level of management as follows:

               1. The SBC Group President & CEO-Enterprise Business Services (or equivalent title) and WilTel's Chief Executive. If the issue cannot be resolved within ten (10) Business Days, the issue will be escalated to:

               2. SBC's Senior Executive Vice President - Corporate Development and WilTel's Chairman. In the event that the issue cannot be resolved within ten (10) Business Days, then either Party may seek relief from a court of competent jurisdiction under Section 23.4.

          E. Communication. At each step, the designated corporate executives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The designated corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated senior corporate executives, but may include the preparation of agreed-upon statements of fact or statements of position.

          F. Information Requests. During the course of negotiations under this Article 12, all reasonable requests made by one Party to another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the Parties may be fully advised of the other's position. All negotiation shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent litigation; provided, however, the underlying facts supporting such materials may be subject to discovery.


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          G.   Termination of Services. Notwithstanding the existence of a dispute, but subject to the provisions of this Agreement, including Articles 7 and 13, neither Party shall interrupt, suspend, or terminate its provision of Services unless authority to do so is granted by the other Party or conferred by a court of competent jurisdiction.

          H. Equitable Relief. Either Party may seek an injunction or other equitable relief from a court of competent jurisdiction, or file any action, suit or proceeding to preserve its rights under Law, without complying with the foregoing dispute resolution procedures.

                               ARTICLE 13. DEFAULT

13.1      Default.

          A. If a Party commits a material breach of one or more of its material obligations under this Agreement relating to a particular Service or Order, and the breaching Party fails to cure such breach within thirty (30) Days from the later of (i) the date on which Notice of such breach is given and (ii) if applicable, the date on which any dispute about such breach is resolved in favor of the non-breaching Party in accordance with the terms of Article 12, then the non-breaching Party may, in addition to its rights available to it at Law or in equity, suspend or terminate the specific Service to which such breach or default relates. For the avoidance of any doubt, such non-breaching Party shall not have the right pursuant to this
               Section 13.1.A to suspend or terminate such specific Service if a dispute about such breach is raised and is resolved in favor of the other Party in accordance with the terms of Article 12.

          B. If either Party believes there has been a material breach or default under this Agreement, such Party will Notify the other Party setting forth the nature of such claimed breach or default. The Notified Party shall promptly investigate such claimed breach or default and, no later than thirty (30) Days after delivery of such Notice, shall either (i) provide Information satisfactory to the notifying Party that no breach or default in fact occurred or
               (ii) promptly use its reasonable best efforts to take such action as may be required to cure such breach or default and, in the event that the Notified Party cures such breach or default within such period, it shall be deemed to have been cured. In the event of any breach or default that is capable of being cured under this Agreement, each Party shall cooperate as reasonably requested by the other Party to cure such breach or default.

          C. During the First Purchase Period, if SBC elects to receive a credit pursuant to Section 3.1.F.1 for an applicable termination or cessation of an Included Service, such termination or cessation shall not constitute a default pursuant to this Section 13.1.

13.2 Remedies. In the event of a breach or a default by either Party, in addition to the remedies set forth in this Agreement, subject to the limitations on remedies set forth in Section 15.1.C and Section 15.2, the non-defaulting Party shall be entitled to all remedies available at Law or in equity.

                 ARTICLE 14. WARRANTY AND DISCLAIMER OF WARRANTY

14.1 WilTel Warranty. WilTel warrants that On-Net Services shall be provided to SBC in accordance with the applicable technical Specifications. WilTel shall use all commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Services and restore such Services to comply with the terms hereof. THE FOREGOING WARRANTY, THE CREDITS, DELAY REMEDIES AND OTHER PROVISIONS OF THIS AGREEMENT FOR THE FAILURE TO COMPLY WITH THIS WARRANTY ARE THE EXCLUSIVE WARRANTY AND REMEDY PROVIDED TO SBC FOR BREACH OF THIS WARRANTY AND ARE IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


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14.2     Representations and Warranties.

          A. WilTel Parties. Each WilTel Party represents, warrants and agrees that:

               1. As of the Effective Date, there are no actions, suits, or proceedings, pending or threatened against WilTel or any of its Affiliates, which will have a material adverse effect on WilTel's ability to provide the Services set forth in
                    Article 2 of this Agreement or otherwise to fulfill its obligations under this Agreement; and

               2. WilTel will promptly notify SBC if, during the Term, WilTel becomes aware of any action, suit or proceeding pending against WilTel or any of its Affiliates, which may have a material adverse effect on WilTel's ability to fulfill its obligations under this Agreement or any Order.

          B. Parties. Each Party represents and warrants to the other Party as follows:

               1. Organization, Standing and Authority. Such Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Party has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. All corporate or similar acts and other proceedings required to be taken by such Party to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby have been duly and properly taken. The Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

               2. No Violation. The execution and delivery by such Party of this Agreement do not, and the consummation of the transactions contemplated thereby and compliance with the thereof will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or similar governing instruments of such Party, (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of such Party to consummate the material transactions contemplated by this Agreement or (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction or Law applicable to such Party or to the property or assets of such Party, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect on such Party.

               3. Consents and Approvals. Except as set forth in this Agreement, no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any domestic or foreign court, administrative or regulatory agency or commission or other governmental authority or instrumentality is required to be obtained or made by or with respect to such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.


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          C.   Survival. All representations and warranties in Section 14.2 of this Agreement will survive for two (2) years after the Effective Date. All covenants in Section 14.2 of this Agreement will survive until the termination or expiration of this Agreement in accordance with Section 7.3.

14.3 SBC Warranty. Except as otherwise set forth in this Agreement, SBC warrants that the Platform Services shall be provided to WilTel in accordance with the Specifications set forth in Schedule B1. SBC shall use its commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Platform Services and restore such Platform Services to comply with the terms hereof. THE FOREGOING WARRANTY, CREDITS, DELAY REMEDIES AND OTHER PROVISIONS OF THIS AGREEMENT FOR THE FAILURE TO COMPLY WITH THIS WARRANTY ARE THE EXCLUSIVE WARRANTY AND REMEDY PROVIDED TO WILTEL AND ARE IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14.4 Third Party Warranties. Each Party shall enforce any rights, warranties, licenses, terms and conditions and other benefits accruing to it under each of its agreements with Third Parties participating in or providing equipment, software or other services used in connection with the provision of Services under this Agreement wherever and whenever such Party's failure to enforce any such rights, warranties, licenses, terms, conditions and other benefits could materially impair its ability to provide such services in accordance with the terms and conditions of this Agreement.

                       ARTICLE 15. LIMITATION OF LIABILITY

15.1      Liability.

          A. Delay in Delivery. The terms governing delay in delivery of Transport Services are set forth in the applicable Transport Services Schedule.

          B. Interruptions in the Service. The terms governing interruptions in the Service are set forth in the applicable Schedule A.

          C. Limitation of Liability Regarding Platform Services. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, SBC SHALL NOT BE LIABLE FOR ANY BREACH OF ITS OBLIGATIONS WITH RESPECT TO PLATFORM SERVICES (INCLUDING PURSUANT TO ARTICLES 6, 16 OR 21 AND SCHEDULE B1) EXCEPT TO THE EXTENT THAT A PLATFORM FAILURE, A PLATFORM OUTAGE OR ANY COMBINATION THEREOF HAS OCCURRED AND IN SUCH EVENT, SBC SHALL NOT BE LIABLE IN RESPECT OF DAMAGES FOR ANY AND ALL PLATFORM FAILURES, PLATFORM OUTAGES AND/OR ANY COMBINATIONS THEREOF IN EXCESS OF [***] IN THE AGGREGATE. WilTel shall promptly Notify SBC of any failure to provide Platform Services in accordance with this Agreement and of any event or series of events that could result in or constitute such a Platform Failure, Platform Outage or any combination thereof.

15.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OTHER THAN SECTION 16.1.A RELATING TO INDEMNITY FOR THIRD PARTY CLAIMS AND THE CONFIDENTIALITY OBLIGATIONS SET FORTH HEREIN, NEITHER PARTY SHALL OTHERWISE BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO OR ARISING OUT OF A PARTY'S PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS AND


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          RESPONSIBILITIES PURSUANT TO THIS AGREEMENT, INCLUDING THOSE BASED ON
          LOSS OF REVENUES, PROFITS, OR BUSINESS OPPORTUNITIES, WHETHER OR NOT SUCH PARTY HAD OR SHOULD HAVE HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED, REGARDLESS OF WHETHER SUCH LIABILITY ARISES FROM BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY.

15.3 Fraudulent Calls. WilTel shall not be liable for fraudulent calls provided to SBC, even if such fraudulent calls originated on WilTel's switched network facilities, if (a) WilTel has no actual or constructive knowledge of the fraud and (b) WilTel blocks the ANIs as requested by SBC as soon as reasonably possible, [***]. In the event that WilTel fails to block as required above, however, WilTel shall be liable for all fraudulent calls that occur after SBC's Notice.

                           ARTICLE 16. INDEMNIFICATION

16.1      Indemnity.

          A. Except for intellectual property indemnity claims which are exclusively subject to Article 21, each Party shall defend, indemnify and hold harmless the other Party, including any of its Affiliates, officers, directors, shareholders, employees and agents, from and against any and all claims, damages, losses and Liability whatsoever, including reasonable legal fees and any damages arising out of, caused by, related to, based upon or incidental to any claim by a Third Party related to, based upon or incidental to the indemnifying Party's obligations under this Agreement, including any such claim (i) for physical property damage, including theft, personal injury or wrongful death, whether sounding in tort or contract, claim of defamation, invasion of privacy or similar claim based on any act or omission of the indemnifying Party, its employees, agents or Third Party contractors in connection with this Agreement and (ii) that the claimant was "slammed" or "crammed," as those terms are understood in the industry.

          B. IF ANY SERVICES PERFORMED IN OHIO OR ANY OTHER STATE WHICH PROVIDES EMPLOYER IMMUNITY FROM EMPLOYEE CLAIMS UNDER WORKERS COMPENSATION STATUTES OR SIMILAR LAWS, STATUTES OR CONSTITUTIONAL PROVISIONS, IT IS EXPRESSLY AGREED THAT EACH PARTY HEREBY WAIVES ANY IMMUNITY FROM ITS OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND ITS AFFILIATES AGAINST ANY CLAIMS BY EMPLOYEES OF SUCH PARTY, WHICH IMMUNITY WOULD OTHERWISE ARISE BY OPERATION OF SUCH LAW, STATUTE OR CONSTITUTIONAL PROVISION (In Ohio, Ohio Revised code 4123.74 and 4123.741 and Section 35, Article, II, Ohio Constitution).

          C.   With respect to indemnification pursuant to Section 16.1.A:

               1. The indemnified Party shall promptly notify the indemnifying Party in writing of any claim which the indemnified Party reasonably considers subject to the indemnity, giving a description in reasonable detail of the relevant facts on which the claim is based. The indemnified Party shall to provide the indemnifying Party with all reasonable assistance in investigating, defending and pursuing such claim at the indemnifying Party's expense. The indemnifying Party shall not be required to indemnify the indemnified Party for any settlement entered into without its consent except to the extent set forth in Section 16.1.D.

               2. The indemnifying Party shall assume the defense of any such claim or any litigation resulting from such claim and shall have absolute control over the litigation, including, but not limited to, the selection of counsel, the legal strategy with respect to the claim, and the settlement of such claim, either before or after litigation has commenced. Notwithstanding the preceding sentence, (a) if there is a


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
                    reasonable probability that a claim may materially and adversely affect the indemnified Party other than as a result of money damages or other money payments, the indemnified Party shall have the right, at its own expense, to defend or co-defend such claim, except that the indemnifying Party shall continue to control the defense, and (b) to the extent any defense applicable to the indemnified Party shall involve a conflict of interest with the indemnifying Party, the indemnified Party shall have the right to control such defense at the expense of the indemnifying Party.

          D. If, within a reasonable period of time after notice of any claim, the indemnifying Party fails to defend such claim, the indemnified Party shall have the right to undertake the defense, or settlement of such claim on behalf of and for the account and at the risk of the indemnifying Party, subject to the right of the indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination of the claim, except to the extent set forth in the last sentence of
               Section 16.1.C.2.

                         ARTICLE 17. COMPLIANCE WITH LAW

17.1 Compliance with Laws. Each Party, and all Services provided such Party, shall comply with all applicable Laws. Such Party's obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when needed, in such Party's performance of this Agreement. Each Party further agrees to comply with all applicable Executive and Federal regulations, as set forth in "Executive Orders and Federal Regulations," including those set forth in Exhibit A.

                            ARTICLE 18. FORCE MAJEURE

18.1 Force Majeure. In no event shall either Party have any claim or right against the other Party for any failure of performance by such other Party, if such failure of performance is caused by or the result of causes beyond the reasonable control of such other Party due to any occurrence commonly known as force majeure event (a "Force Majeure Event"), including acts of God, fire, flood, earthquake or other natural catastrophe, acts of any governmental body (de facto or de jure), refusal of building owners to grant building entry rights, national emergency, insurrection, riot or war.

18.2 Notice. The Party first learning of the Force Majeure Event shall Notify the other Party. Upon giving such Notice, the Parties may cancel or delay their performance hereunder for so long as their performance is delayed by the Force Majeure Event, and, in such event, the Parties shall have no liability to each other. If the Force Majeure Event shall continue for a period of ninety (90) Days, upon Notice, either Party may terminate any Service provided pursuant to this Agreement that is affected by such Force Majeure Event without liability to the other Party.

                      ARTICLE 19. CONFIDENTIAL INFORMATION

19.1 Confidential Agreement. Each Party agrees not to disclose the prices, terms and conditions of this Agreement to any Third Party, other than its agents, advisors and consultants, without the prior written approval of the other Party, except as required by Law. SBC acknowledges that Leucadia National Corporation will file the contents of this Agreement (excluding all Exhibits, Appendices and Schedules hereto) with the Securities and Exchange Commission, as required by securities Laws.


                                    44 of 53

19.2 Confidential Information. "Confidential Information" of a Party (the "Disclosing Party") shall mean the Disclosing Party's proprietary technical information, experience or data, plans, programs, products, services, software programs, strategies, methods, trade secrets, customer lists, financial condition, earnings, CPNI, and other information designated as confidential or generally treated by the Disclosing Party as confidential.

19.3 Duty of Confidentiality. Each Party (the "Receiving Party") receiving the Confidential Information of the Disclosing Party shall not disclose, disseminate or release such Confidential information to any Third Party, except as expressly provided herein or as otherwise specifically authorized in writing by the other Party.

19.4 Disclosure to Employees. Confidential Information may be disclosed to the Receiving Party's employees (including Affiliates, agents, advisors and consultants legally bound to protect Confidential Information in a manner consistent with this Agreement) with a need to know. Each Party and each Person having access to such Confidential Information shall protect all such Confidential Information received from the Disclosing Party with the same degree of care accorded its own proprietary and confidential information of a similar kind and nature.

19.5 Material Breach. In the event the Receiving Party discloses, disseminates or releases any Confidential Information received from the Disclosing Party, except as provided above, such disclosure, dissemination or release will be deemed a material breach of this Agreement, and the Disclosing Party may demand prompt return of all Confidential Information previously provided to the Receiving Party. The provisions of this Section are in addition to any other legal or equitable rights or remedies the Disclosing Party may have under Law.

19.6 Non-Confidential Information. The obligations this Article 19 shall not apply to any information to the extent that it:

          A. is already rightfully known to or in the possession of the Receiving Party prior to the date it was disclosed to the Receiving Party by the Disclosing Party;

          B. is disclosed to the public without breach by the recipient of its obligations hereunder;

          C. is disclosed to the Receiving Party on an unrestricted basis by a Third Party who, at the time of such disclosure, was not known to be under a duty to the Disclosing Party to keep such information confidential;

          D. is independently developed by the Receiving Party without reference to or based upon the Confidential Information of the Disclosing Party;

          E. was disclosed pursuant to applicable Laws, including securities laws and laws governing telecommunications; or

          F. was disclosed pursuant to a legally valid order of a court or federal, state, or local government entity having jurisdiction over the Receiving Party, provided however, that to the extent legally permissible, the Receiving Party shall provide prompt and timely Notice of such order to the Disclosing Party in order to enable the Disclosing Party to seek an injunction or protective order against such disclosure (and the Receiving Party shall use reasonable efforts to cooperate with the Disclosing Party, at the Disclosing Party's expense, in obtaining such injunction or protective order).

19.7 Property of the Disclosing Party. Each Party agrees that each of its employees receiving Confidential Information will be informed that such Confidential Information is subject to these non-disclosure terms and conditions; that Confidential Information will remain the property of the Disclosing Party; that all copies of Confidential Information


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
          will be returned or destroyed at the Disclosing Party's option; that the Receiving Party will treat the Confidential Information with the same degree of care as it affords its own Confidential Information of similar kind and nature; and that the Receiving Party will not reproduce Confidential Information, except as necessary to perform its duties under this Agreement, or as expressly provided under this Agreement, or as otherwise specifically authorized in writing by the other Party.

19.8 No Use of Confidential Information for Competitive Purposes. Each Party agrees that (a) any Confidential Information received from the other Party or obtained through or learned as a result of the relationship between the Parties under this Agreement or with any Customers of such other Party will be used only within and by such Party's employees involved in performance under this Agreement, and
          (b) such Confidential Information will only be used for the purposes of this Agreement and will not be used for any other purposes, including any selling or marketing activity of any Services or Facility to any Customer, either on its own or in participation with other entities, without the other Party's prior written approval.

19.9 Unauthorized Disclosure. The Receiving Party acknowledges and confirms that the Confidential Information of the Disclosing Party constitutes proprietary information and trade secrets valuable to the Disclosing Party, and that the unauthorized use, loss or outside disclosure of such Confidential Information shall cause irreparable injury to the Disclosing Party. The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of such Confidential Information resulting from a breach of these provisions by the Receiving Party, and will cooperate with the Disclosing Party in every reasonable way to help regain possession of such Confidential Information and to prevent its further unauthorized use. The Receiving Party acknowledges and agrees that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information of the Disclosing Party and that the Disclosing Party shall be entitled, without waiving other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

19.10 Survival. The provisions of this Article 19 shall survive two (2) years after the expiration or termination of this Agreement.

                              ARTICLE 20. PUBLICITY

20.1 Publicity. No Party shall use the other Party's or its Affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in such other Party's reasonable judgment, imply such other Party's or its Affiliates' identity or endorsement by such other Party, its Affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database or other written material of whatever nature, without such other Party's prior written consent. Each Party will submit to the other Party for approval, prior to the initial publication, each publication that mention or display such other Party's or its Affiliates' names, trademarks or service marks, or that contain any symbols, pictures or language, in each case from which an endorsement or affiliation may be inferred or implied. Except to the extent required pursuant to applicable Law, neither Party shall publish any description of this Agreement, or any of the terms or conditions hereof, without prior consultation with and consent of the other Party.

                    ARTICLE 21. INTELLECTUAL PROPERTY RIGHTS

21.1      Infringement of Third Party Intellectual Property Rights.

          A. Each Party (the "IP Indemnifying Party") agrees to defend, indemnify and hold the other Party (the "IP Indemnified Party") harmless from and against any damages, including damages for willful infringement, liability, costs and expenses, including reasonable attorneys' fees, arising out of or relating any claim


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
               that the use of the On-Net Transport Services by SBC as the IP Indemnified Party, or the Platform Services by WilTel as the IP Indemnified Party, as the case may be, infringes any United States trade secret, patent, copyright or other proprietary right of any Third Party. The indemnification obligations hereunder shall not apply any claim arising out of or relating to: (i) infringement of any claim in a patent, which is comprised of a number of elements which include both the elements of the IP Indemnifying Party's Services and other elements not provided by the IP Indemnifying Party, where such elements not provided by the IP Indemnifying Party produce the infringement by providing the element(s) of novelty in such patent claim, or (ii) any allegedly infringing activity by the IP Indemnified Party based on the use of the On-Net Transport Services or the Platform Services, as the case may be, after the IP Indemnifying Party has notified the IP Indemnified Party of such allegations thereof and the IP Indemnifying Party has requested that the IP Indemnified Party use an identified non-infringing substitute.

          B. In the event that an injunction is obtained against the use of the applicable On-Net Transport Service or the Platform Service, as applicable, or, if in the IP Indemnifying Party's opinion, the On-Net Transport Service or the Platform Service, as applicable, is likely to become the subject of a claim of infringement, in each case that would be subject to the indemnity under Section 21.1.A above, the IP Indemnifying Party shall use commercially reasonable efforts to:

               1. procure for the IP Indemnified Party the right to continue using the infringing Service or the Platform Service, as the case may be; or

               2. procure, after consultation with the IP Indemnified Party, a non-infringing substitute that provide substantially similar functionality, or to modify the On-Net Transport Service or the Platform Service, as the case may be, to make it non-infringing in a manner that provides substantially similar functionality.

          C. In the event that the IP Indemnifying Party cannot procure the rights under Section 21.1.B.1 or substitutes under Section 21.1.B.2, either Party may terminate the affected On-Net Transport Services or Platform Services, as the case may be.

          D. The Parties agree that the provisions of Sections 15.1.C, 15.2, 16.1.C and 16.1.D shall apply to the indemnity under this Section 21.1.

21.2 Intellectual Property Rights. Unless otherwise specifically agreed in writing by the Parties, each Party shall retain all right, title and interest in any intellectual property associated with the provision of Services under this Agreement. If it should be necessary for a Party to use any patent, copyright, trade secret or other non-trademark intellectual property of the other Party to avail itself of the Services to be provided hereunder, the Parties shall negotiate in good faith a license with respect to such intellectual property. Each Party acknowledges that the other Party's name is proprietary to the other Party. This Agreement does not transfer, and confers no right to use, the name, trademarks (including service marks), patents, copyrights, trade secrets, other intellectual property, CIC or Confidential Information of either Party, except as expressly provided herein. Neither Party shall take any action inconsistent with the intellectual property rights of the other Party.

                             ARTICLE 22. INSURANCE

22.1 At all times during the Term of this Agreement, each Party shall carry and maintain workers' compensation and employer's liability insurance adequate to insure fully against losses or damages to SBC's or WilTel's personnel, customers, property or other contractor's personnel or property caused by their respective activities. If


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
          requested, each Party will furnish to the other certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverage referenced above and naming the Company as an additional insured. Each Party will furnish the other notice of the expiration of cancellation of any insurance policy required pursuant hereto.

                    ARTICLE 23. GENERAL TERMS AND CONDITIONS

23.1 Amendment. Neither Party may amend or change the terms of this Agreement without the prior written consent of the other Party.

23.2 Assignment. Neither Party may assign nor delegate any of its rights or obligations under this Agreement without the consent of the other Party, which shall not be unreasonably withheld; provided that SBC may assign or delegate this Agreement or any portion thereof to any Affiliate, so long as SBC guarantees the Affiliate's performance; provided further, that WilTel may assign this Agreement without the consent of SBC to any Person, other than an SBC Restricted Company, in connection with a sale of all or substantially all of its assets. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns and permitted transferees (including any such transferee of all or a substantial portion of the assets of such Party).

23.3 Costs and Expenses. Each Party shall be responsible for its costs and expenses in connection with the preparation, execution and performance of this Agreement unless this Agreement expressly provides that any cost or expense shall be paid by a specific Party.

23.4 Governing Law; Forum. This Agreement shall be interpreted in accordance with the domestic laws of the State of New York without reference to its principles of conflicts of Laws. If any provision of this Agreement is not valid, it will not affect other provisions of such Agreement. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in a state court or any federal court sitting in New York County, the State of New York. The Parties hereto hereby (a) submit to the exclusive jurisdiction of any such state or federal court sitting in New York County, the State of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

23.5 Headings. The captions and headings in this Agreement are strictly for convenience and shall not be considered in interpreting it or as amplifying or limiting any of its content. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

23.6 No Solicitation. During the term of this Agreement and for a period of one (1) year thereafter, neither Party nor such Party's Affiliates shall, directly or indirectly, for itself or on behalf of any other person, induce or attempt to induce any employee of the other Party's Affiliates engaged in the activities under this Agreement to leave his or her employment. However, general employment advertisements in media of general or industry specific circulation shall be permissible.


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23.7      Relationship of the Parties. The Parties are independent contractors, and this Agreement does not create a partnership, joint venture, or other legal entity or relationship between the Parties.

23.8 Rules of Construction. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

23.9 Severability. If any provision of this Agreement is held invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s), and the rights and obligations of WilTel and SBC will be construed and enforced accordingly.

23.10 No Third Party Beneficiaries. The provisions of this Agreement are only for the benefit of the Parties hereto, and no other Person may seek to enforce or benefit from these provisions.

23.11 No Waiver. No waiver by a Party of any breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, and no acceptance of payment or performance by a Party after any such breach or default shall be deemed to be a waiver of any breach or default of this Agreement. No failure or delay on the part of a Party to exercise any right it may have shall operate as a waiver of any default.

23.12 Entire Agreement. This Agreement, including the Exhibits, Appendices and Schedules that are attached hereto and are hereby incorporated as an integral part of this Agreement, and including any Tariff(s), which are not inconsistent with this Agreement and thus are an integral part of this Agreement, and the Termination and Release Agreement and the other agreements, documents and instruments contemplated hereby or thereby or otherwise required to be executed and delivered as of the Effective Date, constitute the entire Agreement between the Parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous agreements, whether written or oral. This Agreement cannot be modified except in writing signed by both Parties. Without in any way diminishing the nature of this Agreement, including the Exhibits, Appendices and Schedules, as one integrated, non-severable agreement, in the event of any inconsistency between or among any Exhibit, Appendix, Schedule or this Agreement or any agreement attached to or referenced in any of the foregoing, the text of this Agreement (excluding the Exhibits, Appendices, Schedules and any such agreement attached to or referenced in any of the foregoing) shall control; provided, however, that in the event of any conflict between any provision contained in this Agreement (excluding the Exhibits, Appendices, Schedules and any such agreement attached to or referenced in any of the foregoing) and any provision of the agreements referenced in Appendix D or the DNA agreement attached to Annex 1 to Appendix F, the latter provisions shall govern and control.

23.13 MBEs/WBEs. WilTel commits to consider adopting goals for the participation of MBE/WBE and DVBE firms, which goals would apply to all annual expenditures by any entity pursuant to this Agreement with WilTel.

23.14     MBE/WBE/DVBE Cancellation Clause

          A. If WilTel develops a participation plan, WilTel agrees that the knowing and willful misrepresentation of MBE/WBE/DVBE utilization goals by WilTel to SBC may result in the escalation of such misrepresentation in accordance with Article 13, but in no event shall be considered a material breach or default under this Agreement.

          B. For purchases under this Agreement by any SBC Affiliate and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises ("MBEs/WBEs") are defined as businesses which satisfy the requirements of Section 23.14.D and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").


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          C.   For purchases under this Agreement by any entity that is not a
               California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of Section 23.14.D and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

          D. MBEs/WBEs must be at least fifty-one percent (51%) owned by a minority individual or group or by one or more women (for publicly held businesses, at least fifty-one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, Hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty-one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty-one percent (51%) rule). Solely for purposes of this Section 23.14, "control" means exercising the power to make policy decisions. Solely for purposes of this Section 23.14, "operate" means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

          E. For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises ("DVBEs") are defined as business concerns that satisfy the requirements of Section 23.14.G and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of Section 23.14.G.

          F. For purchases under this Agreement by any entity that is not a California Affiliate, DVBEs are defined as any business concern that satisfies the requirements of Section 23.14.G below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

          G. The DVBE must be (i) a sole proprietorship at least fifty-one percent (51%) owned by one or more disabled veterans; or (ii) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (iii) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (iv) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. Solely for purposes of this Section 23.14, "management and control" means exercising the power to make policy decisions and actively involved in the day-to-day management of the business and not merely acting as officers or directors.

23.15 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights any Party may have by Law or otherwise.


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23.16     Notices. All Notices hereunder, other than Orders and other operational communications in connection with the provisioning or receipt of Services pursuant to the Schedules or Appendices to this Agreement, shall be deemed to have been duly given when either (i) delivered in person, or (ii) when received, if provided via electronic communications, including electronic mail and facsimile communications, or (iii) when received, if provided by an overnight or similar delivery service, or (iv) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

        To WilTel:
        ----------

         Contract Management
         WilTel Communications, LLC
         One Technology Center, TC-13S
         Tulsa, OK  74103

         With a copy to:

         Legal Department
         WilTel Communications, LLC
         One Technology Center, TC-15L
         Tulsa, OK  74103

        To SBC or Parent:
        -----------------

         SBC Services, Inc.                 and   SBC Long Distance, LLC
         530 McCullough, Room 1415                5850 W. Las Positas Blvd.
         2F74                                     Pleasanton, CA 94588
         San Antonio, Texas  78215                Attention: President, SBCLD
         Attention: President - Procurement

         SBC Services, Inc.
         175 E. Houston
         San Antonio, Texas 78205
         Attention: Senior Executive Vice President and
         Assistant General Counsel

          The addresses and facsimile telephone numbers to which Notices may be given by either Party may be changed by Notice given by such Party to the other pursuant to this Section. Except as otherwise provided in this Agreement, if any Notice is to be taken or given on or by a particular Day, and such Day is not a Business Day, then such Notice shall be deferred until, or may be taken or given on, the next Business Day.

23.17 Legal Review. Each Party declares that this Agreement was reviewed by its legal counsel prior to execution.

23.18 Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original. This Agreement may be executed by facsimile signature, provided that the Parties shall promptly thereafter, and, in any event within five (5) Business Days of the Effective Date, deliver to each other copies hereof bearing their original signatures.

23.19 Payment Guarantee. Parent hereby guarantees to WilTel the payment of SBC's obligations hereunder, including, without limitation, prompt payment in full of all undisputed amounts from time to time due and owing by SBC to WilTel under the terms of this Agreement, in each


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          case, in accordance with the terms and subject to the conditions of this Agreement (such obligations being collectively called the "Guaranteed Obligations"). Parent hereby expressly waives diligence, presentment, demand, protest and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that WilTel exhaust any right, power or remedy or proceed against SBC under this Agreement. To the maximum extent permitted by applicable law, the Guaranteed Obligations shall not be affected by any amendment, modification, waiver of or any consent to departure by SBC from this Agreement.







                                    52 of 53
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           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.


WILTEL COMMUNICATIONS, LLC                  SBC SERVICES, INC.


By:  /s/ Jeff K. Storey                     By:     /s/ Maureen Merkle
     --------------------------                    -----------------------------

Name:                                       Name:    Maureen Merkle

Title:                                      Title:   President Procurement

Date:                                       Date:    6-15-05


                              SBC Communications Inc. executes this Agreement solely to evidence its agreement to be bound by Articles 1 and 23 of this Agreement:


WILTEL LOCAL NETWORK LLC                    SBC COMMUNICATIONS INC.


By:      /s/ Jeff K. Storey                By:      /s/ James Kahan
     --------------------------                    -----------------------------

Name:                                      Name:

Title:                                     Title:

Date:                                      Date:





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